SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

Securities Exchange Act of 1934

(Amendment No.          )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

DIVERSIFIED ENERGY COMPANY

(Name for Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 24, 2026

Dear Shareholder:

You are cordially invited to attend the 2026 Annual Meeting of Shareholders of Diversified Energy Company to be held on May 6, 2026, at 8:00 a.m. EDT. Due to the greater access that it provides to our shareholders, the Board of Directors has directed that the 2026 Annual Meeting be held as a “virtual meeting” via the internet. We have designed the format of the Annual Meeting to provide shareholders the same ability to participate that they would have at an in-person meeting.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describes the business to be acted upon at the meeting. The Annual Report for the year ended December 31, 2025 is also enclosed.

On March 24, 2026, we mailed to many of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2026 Proxy Statement and 2025 Annual Report and vote online. The Notice included instructions on how to request a paper or email copy of the proxy materials, including the Notice of Annual Meeting, Proxy Statement, Annual Report, and proxy card or voting instruction card. Shareholders who requested paper copies of the proxy materials or previously elected to receive the proxy materials electronically did not receive a Notice and will receive the proxy materials in the format requested.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to review the proxy materials and hope you will vote as soon as possible. You may vote by proxy over the internet or by telephone by using the instructions provided in the Notice. Alternatively, if you requested and received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the internet, by telephone, or by written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend. Instructions regarding the three methods of voting are contained in the Notice or proxy card or voting instruction card.

Sincerely,

David E. Johnson Independent Non-Executive Chairman of the Board	Robert Russell Hutson, Jr. Co-Founder & Chief Executive Officer

DIVERSIFIED ENERGY COMPANY

1600 Corporate Drive

Birmingham, AL 35242

NOTICE OF 2026 ANNUAL MEETING
OF SHAREHOLDERS

To Our Shareholders:

The 2026 Annual Meeting of Shareholders of Diversified Energy Company (“Diversified” or the “Company”) will be held on May 6, 2026, at 8:00 a.m. EDT. The 2026 Annual Meeting will be held virtually via the internet at www.virtualshareholdermeeting.com/DEC2026. The meeting will be held for the following purposes, all as more fully described in the accompanying Proxy Statement:

1	To elect the five director nominees named in the Proxy Statement to serve a one-year term;
2	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year 2026;
3	To vote on an advisory resolution approving executive compensation;
4	To vote on an advisory resolution on the frequency of future advisory resolutions approving executive compensation; and
5	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors of the Company has fixed the close of business on March 13, 2026 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

If you experience technical difficulties during the check-in process, or at any time during the Annual Meeting, please call 1-844-986-0822 (U.S.) or +1 303-562-9302 (international) for technical support.

By Order of the Board of Directors,

Benjamin Sullivan

Senior Executive Vice President
and Chief Legal & Risk Officer &
Corporate Secretary

March 24, 2026

IMPORTANT VOTING INFORMATION

Your Participation in Voting the Shares You Own Is Important

If you are the beneficial owner of your shares (meaning that your shares are held in the name of a bank, broker or other nominee), you may receive a Notice of Internet Availability of Proxy Materials from the firm that holds the shares containing instructions that you must follow in order for your shares to be voted. Certain institutions offer telephone and internet voting. If you received the proxy materials in paper form, the materials include a voting instruction card so you can instruct the holder of record on how to vote your shares.

If you hold Depositary Interests, please refer to the section entitled “Information for Holders of Depositary Interests” in this Proxy Statement containing instructions that you must follow in order for your interests to be voted.

Brokers are not permitted to vote on certain items and may elect not to vote on any of the items, unless you provide voting instructions. To ensure that your shares are voted on all items, you will need to communicate your voting decisions to your bank, broker or other holder of record before the date of the Annual Meeting.

Voting your shares is important to ensure that you have a say in the governance of the Company and to fulfill the objectives of the majority voting standard that Diversified applies in the election of directors. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a shareholder in the future of Diversified Energy Company.

More Information Is Available

If you have any questions about the voting of your shares, participating in the Annual Meeting or the proxy voting process in general, please contact the bank, broker or other nominee through which you hold your shares. Additionally, you may contact the Company’s Investor Relations Department by sending an email to dkris@dgoc.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2026

The Proxy Statement and the Company’s 2025 Annual Report are available at www.div.energy. Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the internet as instructed in the Notice of Internet Availability of Proxy Materials. Alternatively, if you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. No postage is required if the card is mailed in the United States. If you attend the meeting, you may vote during the meeting via the internet, even if you have previously returned your proxy or voting instruction card or voted by telephone or the internet. We will provide without charge to you a copy of the 2025 Annual Report on Form 10-K, upon written or oral request. You may direct such a request to us via email to legal@dgoc.com, or by submitting a written request to the Company’s Investor Relations Department, at 1600 Corporate Drive, Birmingham, Alabama 35242 or contacting the Company’s Investor Relations Department by telephone, at +1 973 856 2757.

-i-

PROXY STATEMENT SUMMARY

2026 ANNUAL MEETING INFORMATION

This Proxy Statement is being furnished to the holders of the common stock, par value $0.01 per share (the “Common Stock”), of Diversified Energy Company (“Diversified” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use in voting at the 2026 Annual Meeting of Shareholders or any adjournment or postponement thereof (the “Annual Meeting”). This summary highlights certain information from this Proxy Statement. You should read the entire Proxy Statement carefully before voting.

Date and Time May 6, 2026 8:00 a.m. EDT	Place Via the internet at www.virtualshareholdermeeting.com/DEC2026	Record Date March 13, 2026

This Proxy Statement and the accompanying proxy card are first being made available to shareholders on March 24, 2026. The Company’s telephone number is (205) 408-0909.

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

Items of Business		Board Recommendation	Vote Required
1	Election of five directors	FOR each nominee	Majority of votes cast
2	Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026	FOR	Majority of shares present and entitled to vote
3	Advisory resolution approving executive compensation	FOR	Majority of shares present and entitled to vote
4	Advisory resolution approving the frequency of future advisory resolutions approving executive compensation	One Year	Majority of shares present and entitled to vote

Diversified Energy Company	1	2026 Proxy Statement

HOW TO VOTE IN ADVANCE OF THE ANNUAL VIRTUAL MEETING

In addition to voting at the Annual Meeting, shareholders of record can vote by proxy by following the instructions in the Notice of Internet Availability of Proxy Materials (the “Notice”) and using the internet or by calling the toll-free telephone number that is available in the Notice. Alternatively, shareholders of record who requested a paper copy of the proxy materials can vote by proxy by mailing their signed proxy cards. The telephone and internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly.

Internet go to the website www.proxyvote.com, enter 16-digit control number found on your proxy card, voting instruction card or the Notice and follow the instructions provided;	Phone call 1-800-690-6903 using a touch-tone phone (toll charges may apply for calls made from outside the United States) and follow the instructions provided; or	Mail if you received a proxy card in the mail, complete, sign, date, and mail the proxy card in the return envelope provided to you.

If your shares are held in a “street name” (that is, through a bank, broker or other nominee), you may receive a Notice from the firm that holds the shares containing instructions that you must follow in order for your shares to be voted. Certain institutions offer telephone and internet voting. If you received the proxy materials in paper form, the materials include a voting instruction card so you can instruct the holder of record on how to vote your shares. For additional information, including voting procedures, see “Information about the Annual Meeting, Proxy Voting and Other Information” on page 50.

INFORMATION FOR HOLDERS OF DEPOSITARY INTERESTS

The holders of Depositary Interests (“Depositary Interest Holders”) registered in the register of Depositary Interests at close of business on March 13, 2026 shall be entitled to provide voting instructions to the Depositary in respect of the number of Depositary Interests registered in their name(s) at that time.

If you hold your Depositary Interests through a broker, bank, or nominee (or similar), you should be contacted by your broker, bank, or nominee (or similar) on how to attend and vote at the Annual Meeting or how to give voting instructions. These directions should be followed. If you have not received such directions, you should contact your broker, bank, or nominee (or similar) as soon as possible.

Registered Depositary Interest Holders should direct Computershare Investor Services PLC (the “Depositary”) to vote the Common Stock represented by their Depositary Interests as follows:

(a)	Mail: Complete and return a Form of Instruction to the Depositary using the reply-paid envelope accompanying the Form of Instruction or by posting it to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, United Kingdom. To be effective, all Forms of Instruction must be received by the Depositary by 13:00 (London time) / 08:00 (New York time) on April 30, 2026. The Depositary will then make arrangements to vote the underlying Common Stock in accordance with the Depositary Interest Holder’s instructions.

(b)	CREST: Depositary Interest Holders who wish to provide voting instructions through the CREST electronic proxy appointment service may do so by using the procedures described in the CREST manual. CREST personal members who have appointed a voting service provider(s) should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf. In order for a voting instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear UK & International Limited’s specifications and must contain the information required for such instructions, as described in the CREST manual. All messages relating to the appointment of a proxy or a voting instruction must be transmitted so as to be received by the Depositary (CREST participant ID: 3RA50) no later than 13:00 (London time) / 08:00 (New York time) on April 30, 2026. Normal system timings and limitations will apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001 as amended.

Diversified Energy Company	2	2026 Proxy Statement

Depositary Interest Holders may change their voting instructions by submitting a new Form of Instruction or CREST Proxy Instruction, as applicable, using the methods set out above provided these are received before the relevant deadline outlined above.

HOW TO PARTICIPATE IN THE ANNUAL MEETING

Shareholders of record as of the close of business on March 13, 2026, the record date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, you must go to the meeting website at www.virtualshareholdermeeting.com/DEC2026, enter the 16-digit control number found on your proxy card, voting instruction card or the Notice, and follow the instructions on the website. The meeting webcast will begin promptly at 8:00 a.m. EDT. If your shares are held in street name and your voting instruction card or Notice indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in and vote at the Annual Meeting with the 16-digit control number indicated on that voting instruction card or Notice. Otherwise, shareholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy”, along with photographic identification in order to be able to attend, participate in or vote at the Annual Meeting. Any beneficial owners that do not follow the above process will be unable to represent their position in person at the 2026 Annual Meeting. Online check-in will begin approximately 15 minutes prior to the beginning of the meeting, and we encourage you to allow ample time for check-in. If you experience technical difficulties during the check-in process, or at any time during the Annual Meeting, please call 1-844-986-0822 (U.S.) or +1 303-562-9302 (international) for technical support.

Depositary Interest Holders or beneficial shareholders holding their shares as Depositary Interests registered in the register of Depositary Interests at close of business on March 13, 2026 are entitled to attend the Annual Meeting. If you wish to attend the Annual Meeting, please notify the Depositary by email to !UKALLDITeam2@computershare.co.uk by 13:00 on April 27, 2026. The Depositary will then provide you with documentation, which will confirm the amount of Common Stock you will represent and provide you with a 16-digit control number, allowing you to attend the Annual Meeting and cast your vote via the meeting website at www.virtualshareholdermeeting.com/DEC2026 at the Annual Meeting. Any Depositary Interest Holders that do not follow the above process will be unable to attend the Annual Meeting. Only attendance requests from the registered Depositary Interest Holder will be accepted by the Depositary.

If a Depositary Interest Holder or a beneficial shareholder who holds their shares as Depositary Interests wishes to attend the Annual Meeting and vote, they should not provide voting instructions prior to the Annual Meeting.

Diversified Energy Company	3	2026 Proxy Statement

Redomiciliation

During fiscal year 2025, we completed a redomiciliation of our parent company from the United Kingdom to Delaware (the “Redomiciliation”), becoming a U.S. domestic issuer. Diversified Energy Company is the successor to Diversified Energy Company PLC (“Diversified PLC”). Information reported in this Proxy Statement for the period prior to the Redomiciliation relates to our predecessor, Diversified PLC. Unless the context otherwise requires, references in this Proxy Statement to “Diversified,” “the Company,” “our Company,” “we,” “our,” “us” and similar terms are to Diversified Energy Company or Diversified PLC as the context requires. References to our “common stock” refer to the common stock of the Company or the ordinary shares of Diversified PLC as the context requires.

Our Corporate Culture

At Diversified, what we do every day is driven by who we are and what we represent. Our Core Values, Daily Priorities, and Winning Language aren’t just words. Rather, they are the foundation of our corporate culture - guiding how we work, communicate, and achieve success together. In turn, our daily demonstration of these fundamentals drives meaningful impact by creating a system of trust, accountability, and success by ensuring we are all moving forward with purpose, alignment, and excellence.

Who We Are: Our Core Values

Our Core Values define who we are and how we engage with one another, our communities, and business partners. They reflect our responsibility as stewards of stakeholder interests and help us earn and sustain their trust. By living these values, we reach our highest potential as individuals and contributors to the Company and stay grounded in the standards that guide our actions and define Diversified.

Where We Focus: Our Daily Priorities

Our four guiding daily principles are the underlying key to making our acquire and operate business model a proven success. We embrace these guidelines and challenge our employees to make them a priority in their daily work as these principles reflect our foremost commitment to safety as well as our commitment to focused operational results, sustainability and environmental stewardship.

How We Talk: Our Winning Language

We incorporate our winning language into all of our corporate activities by embedding it into our daily communications and actions. It is our shared, common language that supports and drives our efforts to achieve our daily tasks and attain our corporate goals.

Diversified Energy Company	4	2026 Proxy Statement

2025 BUSINESS HIGHLIGHTS

In fiscal year 2025, we achieved strong business and financial results, including:

●	Increased average daily production by 37% from 2024 to 2025;

●	Completed strategic acquisitions of ~$2 billion for Canvas Energy Inc. (“Canvas”) and Maverick Natural Resources, LLC (“Maverick”);

●	Returned over $185 million to shareholders via dividends and share repurchases;

●	Transitioned to primary listing on the New York Stock Exchange and completed the Redomiciliation, broadening access to U.S. investors, deepening trading liquidity and aligning our reporting framework with U.S. GAAP and SEC standards;

●	Realized $160 million from non-core asset sales during the year;

●	Entered into strategic partnership with Carlyle for up to $2 billion in investments in proved developing producing reserves; and

●	Entered into a groundbreaking partnership to establish the nation’s first financial assurance fund dedicated to retirement of our wells (~21,000) in the state of West Virginia.

CORPORATE GOVERNANCE HIGHLIGHTS

Board Independence
Independent Chair of the Board
Four of our five Board nominees are independent
Fully independent Audit and Risk, Compensation and Nominating and Corporate Governance Committees
Regular executive sessions of independent directors

Diversified Energy Company	5	2026 Proxy Statement

Executive Compensation Governance Practices
Majority of each named executive officer’s target compensation is at-risk
Cap short-term cash incentives and performance-based long-term equity incentives at reasonable levels
Compensation Committee engages an independent compensation consultant
No dividends are paid on unvested or unearned equity awards
One-year minimum vesting requirement for awards under our 2025 Equity Incentive Plan
Robust stock ownership guidelines for directors and executive officers
Clawback policy requiring clawback in the event of a restatement of financial results
Anti-hedging and anti-pledging policy under the securities dealing and insider trading policy

Other Board Practices
All directors elected annually by majority vote (in uncontested elections)
Annual evaluations of the Board and committees
Board composition reflects an array of backgrounds and experiences and includes a range of tenures to balance fresh perspectives with in-depth knowledge about the Company
Our Board has significant interaction with and access to senior management and other employees
Our Nominating and Corporate Governance Committee annually reviews executive succession planning and management development with the Board
Shareholders owning at least 25% of our outstanding shares have the right to call a special meeting of the shareholders
We have no shareholder rights plan (“poison pill”)

Diversified Energy Company	6	2026 Proxy Statement

Director	Independent	Committee Membership
		Audit and Risk	Compensation	Nominating and Corporate Governance	Sustainability and Safety
David E. Johnson Independent Non-Executive Chairman	O		O		O
Kathryn Klaber Independent Non-Executive Director	O	O		●	●
Robert Russell Hutson, Jr. Co-Founder and Chief Executive Officer
Martin K. Thomas Non-Executive Vice Chair	O	O		O
David J. Turner, Jr. Independent Non-Executive Director	O	●	●	O
Number of Committee Meetings in 2025		7	5	3	5

●: Chairman O: Member

Diversified Energy Company	7	2026 Proxy Statement

ENVIRONMENTAL AND COMMUNITY STEWARDSHIP

We are committed to addressing key environmental issues from our operations while upholding the values and principles upon which we were founded. We adhere to high operating standards with a strong focus on environmental protection, employee health and safety, and positive community engagement.

We proudly accept the responsibility and privilege of being part of the solution to the significant challenges of our nation’s energy, environment, and economic security. By providing a reliable supply of abundant domestic energy from assets with a smaller environmental footprint than newly drilled wells, we support our nation’s energy security. We invest in and implement measures to reduce emissions at our facilities, produce differentiated natural gas through industry-recognized emissions detection, measurement, and mitigation processes, and retire orphan wells for several states, contributing to environmental best practices. Additionally, we provide affordable and sustainable domestic energy, direct and indirect employment, mineral royalties, and support tax revenues for the communities where we operate, contributing to economic prosperity, opportunity, and security.

We invite you to explore our annual Sustainability Report, typically released in the second calendar quarter, to gain insights into our actions aimed at identifying, improving, and monitoring our sustainability efforts focused on planet, people, and principles. Our Sustainability Reports are available on our website at www.div.energy.

HUMAN CAPITAL

As of December 31, 2025, we employed 1,987 full-time individuals across 23 U.S. states. Our employees are fundamental to the execution of our operational strategy, and we focus on maintaining robust operating standards with an emphasis on environmental, health and safety (“EHS”) practices to promote the well-being of our workforce and the communities in which we operate.

We are committed to fostering an inclusive work environment and making recruitment, development, and promotion decisions based solely on merit, qualifications, and business needs. We are an equal opportunity employer and do not discriminate against legally protected classes. Employees have access to a confidential, externally managed whistleblower hotline and a compliance website that enables direct reporting of concerns to senior leadership.

Our employees are our most important asset. We invest in employee engagement and development through regular communication, site visits, structured feedback mechanisms, and regular training. We offer a comprehensive compensation package with base pay, discretionary bonus and equity incentive opportunities, paid time off, 401(k) matching contributions, the Employee Stock Purchase Plan (the “ESPP”) and an affordable and comprehensive health insurance program, among other benefits.

We offer a comprehensive suite of employee benefits designed to support physical, mental, and financial well-being. In 2025, we expanded our benefits program to include paid adoption assistance and launched an integrated wellness platform that provides individualized tools for health tracking, fitness goal setting, and preventive care. Our financial wellness resources include bi-monthly educational seminars and complimentary one-on-one consultations through our third-party investment advisors. Participation in the Company’s 401(k) retirement savings plan reached 93% in 2025, with the Company providing a dollar-for-dollar match on employee contributions up to 7%. Employees also have access to the Company’s ESPP, which allows participants to purchase Company stock at a discounted rate. Our workforce—both today and in the future—remains a top priority. Ensuring that we engage, develop, and retain our current talent is critical to our continued success. We also provide meaningful opportunities for interns across the organization and in many geographies. In 2025, we welcomed and developed 19 interns.

The Company is committed to supporting the communities in which we operate. In 2025, we contributed approximately $1.8 million to organizations, programs, and initiatives focused on health, education, community enrichment, student athletics, public safety, and municipal services. Our community impact efforts included distributing winter coats and shoes to more than 4,240 children, supporting foodbanks and volunteer fire departments, and providing support to foster care organizations. Our Community Relations Committee oversees these initiatives and promotes employee volunteerism throughout our operating areas. We remain committed to maintaining a safe, inclusive workplace and to positively contributing to the communities we serve.

Diversified Energy Company	8	2026 Proxy Statement

CORPORATE GOVERNANCE

In order to address evolving best practices and new regulatory requirements, the Nominating and Corporate Governance Committee of the Board of Directors reviews its corporate governance practices and each standing committee assesses the adequacy of its charter annually. In connection with the Redomiciliation, the Board amended the Company’s Principles of Corporate Governance as well as the Audit and Risk Committee, Compensation Committee, Nominating and Corporate Governance Committee and Sustainability and Safety Committee charters. A copy of the Principles of Corporate Governance is available on the Company’s website at https://www.div.energy under the headings “About Us—Corporate Governance.” Copies of the charters of the Audit and Risk Committee, Compensation Committee, Nominating and Corporate Governance Committee and Sustainability and Safety Committees are available on the Company’s website at https://www.div.energy/ under the headings “About Us—Our Team.” Print copies of the Principles of Corporate Governance and the committee charters may also be obtained upon request, addressed to the Corporate Secretary of the Company at 1600 Corporate Drive, Birmingham, Alabama 35242. The Audit and Risk Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, and the Sustainability and Safety Committee assist the Board in fulfilling its responsibilities, as described below.

BOARD MEETINGS AND COMMITTEES

During 2025, the Board of Directors met 10 times. The Board had four standing committees: an Audit and Risk Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and a Sustainability and Safety Committee. All incumbent directors attended at least 75% of the total number of meetings of the Board and of all Board committees on which they served in 2025.

Please refer to page 12 for additional information regarding the Audit and Risk Committee, page 13 for additional information regarding the Nominating and Corporate Governance Committee, page 13 for additional information regarding the Compensation Committee, and page 14 for additional information regarding the Sustainability and Safety Committee. Directors are expected to attend the Annual Meeting. All directors then serving attended the 2025 annual meeting.

RECOMMENDATION OF DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee considers and makes recommendations to the Board regarding the size, structure, composition and functioning of the Board and its committees, discusses succession planning for the Board and key leadership roles on the Board and its committees, and identifies and nominates for approval director candidates to fill vacancies as and when they arise. The Nominating and Corporate Governance Committee is also responsible for making recommendations to the Board concerning the election or re-election of directors at each Annual Meeting. The Nominating and Corporate Governance Committee periodically reviews the skills, experience, characteristics of Board members and makes recommendations to the Board regarding any changes required.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders of the Company and may also engage independent search firms from time to time to assist in identifying and evaluating potential director candidates. In considering a candidate for Board membership, whether proposed by shareholders or otherwise, the Nominating and Corporate Governance Committee examines, among other things, the candidate’s business experience, qualifications, attributes and skills relevant to the management and oversight of the Company’s business. The Nominating and Corporate Governance Committee also examines the candidate’s independence, judgment, integrity, ability to commit sufficient time and energy to carrying out his or her duties effectively, and the absence of potential conflicts or the appearance of conflicts with the Company’s business and interests. The Committee also seeks a range of occupational and personal backgrounds, perspectives, viewpoints, skills and experiences on the Board. The Nominating and Corporate Governance Committee evaluates these factors in the context of the Board’s current composition and the Company’s anticipated needs. See “Director Nominees” beginning on page 13 for additional information on the Company’s directors. To have a candidate considered by the Nominating and Corporate Committee, a shareholder must submit the recommendation and must include the following information:

●	The name of the shareholder and evidence of the shareholder’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

●	The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and the candidate’s consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the Board.

Diversified Energy Company	9	2026 Proxy Statement

The shareholder recommendation and information described above must be sent to the Corporate Secretary of the Company at 1600 Corporate Drive, Birmingham, Alabama 35242 or emailed to legal@dgoc.com, and must be received by the Corporate Secretary not later than 120 days prior to the first anniversary of the date the definitive proxy statement was first released to shareholders in connection with the preceding year’s annual meeting of shareholders. For the Company’s 2027 Annual Meeting of Shareholders, this deadline is November 24, 2026.

The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of persons who meet the criteria described above and might be available to serve on the Board. As described above, the Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders on the same basis as those from other sources. The Nominating and Corporate Governance Committee, from time to time, also engages third-party search firms that specialize in identifying director candidates for the Committee’s consideration.

BOARD LEADERSHIP STRUCTURE

The Board annually reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. The Company’s Principles of Corporate Governance permit the roles of Chairman and Chief Executive Officer to be filled by a single person or different individuals. This flexibility allows the Board to review the structure of the Board periodically and determine whether to separate the two roles based upon the Company’s needs and circumstances from time to time. In light of the Board’s continued belief that strong, independent Board leadership is a critical aspect of effective corporate governance, the Principles of Corporate Governance provide that, at any time the Chairman is not an independent director in the future, the independent directors will appoint an independent director to serve as the lead independent director.

Mr. Johnson, an independent director, has served as the Company’s Chairman of the Board since April 2019. Mr. Johnson has significant leadership experience, having held numerous positions in the private equity industry. We also have appointed Mr. Thomas to the role of Vice Chairman of the Board. As Vice Chairman of the Board, Mr. Thomas will act as Chairman if Mr. Johnson is unavailable and assist Mr. Johnson with leadership, oversight and other Chairman duties as needed.

SUCCESSION PLANNING

The Nominating and Corporate Governance Committee oversees succession planning for positions held by senior officers, and reviews succession planning and management development at least annually with the Board. The Nominating and Corporate Governance Committee also makes recommendations and evaluates potential successors to fill these positions. The Nominating and Corporate Governance Committee also works with key members of management such as the Chief Human Resources Officer and Chief Legal & Risk Officer to formulate these succession planning procedures and plans around key roles in management.

CODES OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to each employee, officer, and director of the Company. A current copy of the Code of Business Conduct and Ethics is available on the Company’s website at https://www.div.energy/ under the headings “About Us–Corporate Governance.” A copy of each is also available in print to shareholders upon request, addressed to the Corporate Secretary of the Company at 1600 Corporate Drive, Birmingham, Alabama 35242. The Company intends to satisfy disclosure requirements regarding any amendments to, or waivers from, the Code of Business Conduct and Ethics by posting such information on the Company’s website at https://www.div.energy/ under the headings “About Us–Corporate Governance.”

SECURITIES DEALING AND INSIDER TRADING POLICY

The Company has adopted a Securities Dealing and Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by the directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations and the exchange listing standards applicable to us. A copy of our Securities Dealing and Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Diversified Energy Company	10	2026 Proxy Statement

ANTI-HEDGING AND ANTI-PLEDGING POLICY FOR COVERED INDIVIDUALS

The Securities Dealing and Insider Trading Policy, described above, also includes certain prohibitions against hedging and pledging Diversified’s securities by covered individuals. This may include (but is not limited to): (i) buying Diversified’s securities on margin; (ii) borrowing against Diversified securities; (iii) pledging Diversified securities as collateral for a loan; and (iv) making short sales of Diversified’s securities. The foregoing restrictions do not prohibit the cashless exercise of Diversified stock options that employees receive in connection with the Company’s equity plans, nor do they apply to situations approved in advance by the Company’s Chief Legal & Risk Officer.

DIRECTOR INDEPENDENCE

To assist it in making determinations of a director’s independence, the Board has adopted independence standards that are set forth below and are included in the Company’s Principles of Corporate Governance. The Board has determined that Mr. Johnson, Mr. Thomas, Ms. Klaber and Mr. Turner and, thus a majority of the directors on the Board, are independent under these standards. The Board also determined that Ms. Kerrigan, Ms. Stash and Mr. Wade, who retired from the Board on January 24, 2025, August 12, 2025 and January 23, 2026, respectively, were independent under these standards. In making this determination, the Board took into account the affiliation of Mr. Wade with EIG Management Company, LLC, one of the Company’s shareholders, and determined that this affiliation did not result in a “material relationship” with the Company under applicable New York Stock Exchange (“NYSE”) listing standards and therefore did not preclude a finding of independence. The Board has determined that Mr. Hutson, as the Company’s CEO, is the only member of the Board who is not independent under these standards. The standards adopted by the Board incorporate the director independence criteria included in the NYSE listing standards. The Audit and Risk Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Sustainability and Safety Committee are composed entirely of independent directors. In accordance with NYSE requirements, all members of the Audit and Risk Committee and the Compensation Committee meet additional heightened independence standards applicable to audit committee and compensation committee members.

EXECUTIVE SESSIONS

The non-management directors meet in executive session without management present at least quarterly. David E. Johnson, the independent Non-Executive Chairman of the Board, presides at these sessions.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may communicate with the Board of Directors or with all non-employee directors as a group, or with a specific director or directors (including the Chairman of the Board), by writing to them c/o the Corporate Secretary of the Company at 1600 Corporate Drive, Birmingham, Alabama 35242 or sending an email to legal@dgoc.com.

The Board has instructed the Corporate Secretary to review correspondence directed to the Board of Directors and, at the Corporate Secretary’s discretion, to forward items that he deems to be appropriate for the Board’s consideration.

THE BOARD’S ROLE IN THE OVERSIGHT OF COMPANY RISK

The Board of Directors oversees the Company’s Enterprise Risk Management (“ERM”) program and is responsible for ensuring that risks are addressed and mitigated through our corporate strategy, business model, and within the Board’s risk appetite. The Board actively monitors company performance on mitigation activities by engaging with executive and senior management. The Board conducts thorough assessments of our principal and emerging risks regularly. The Audit and Risk Committee is responsible for directing our management team’s engagement in risk discussions across all operational areas. This proactive dialogue fosters a culture that highly values risk mitigation, thereby preserving and creating value for our stakeholders. We consider risk management a collective responsibility and empower all employees to enhance our processes and procedures to mitigate risks effectively. Our ERM program offers reasonable assurance, not absolute certainty, that our risks are being effectively managed.

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THE AUDIT AND RISK COMMITTEE

The Audit and Risk Committee represents and assists the Board of Directors in its oversight responsibilities relating to (a) the accounting and financial reporting processes of the Company and its subsidiaries, including the audits of the Company’s financial statements and the integrity of the financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent auditor’s qualifications and independence; (d) the performance of the Company’s internal audit function and the Company’s independent auditor; and (e) the Company’s risk management practices. The Audit and Risk Committee’s main functions include, among other things, responsibility for the appointment, compensation, retention and oversight of the Company’s external auditors; monitoring and reviewing annually the external auditors’ independence, internal quality-control procedures, and performance; reviewing the adequacy and effectiveness of the Company’s disclosure controls and procedures; reviewing the performance and effectiveness of the internal audit function; and reviewing the Company’s financial statements.

Additionally, the Audit and Risk Committee provides oversight of our cybersecurity risk management efforts, and receives regular reports from our Information Security Management Team on information security matters, including risk assessments, efforts to improve our network security systems and enhanced employee trainings. The membership of this committee is adequately trained and educated to provide proper governance, risk management, and control of the cybersecurity program utilizing the National Institute of Standards and Technology framework. The Company has protocols, as discussed in the 2025 Annual Report on Form 10-K, by which certain cybersecurity concerns, incidents and threats are escalated within the Company and, where appropriate, reported in a timely manner to the Board.

The members of the Audit and Risk Committee are Mr. Turner (Chairman), Mr. Thomas and Ms. Klaber, each of whom is independent under NYSE and SEC rules and the Company’s Principles of Corporate Governance. The Board of Directors has determined that Mr. Turner is an “audit committee financial expert” under the SEC’s rules. The Audit and Risk Committee held seven meetings during 2025.

OVERSIGHT OF AUDIT PROCESSES

As part of the Audit and Risk Committee’s oversight of the audit process, the Audit and Risk Committee and its Chairman review and evaluate the performance of the lead audit partner of the independent auditor at least annually. The Committee also approves the appointment, compensation and terms associated with the retention of the independent auditor to perform the annual engagement. The Audit and Risk Committee also approves the appointment and compensation of the Company’s principal internal auditor, and annually reviews and discusses the performance and effectiveness of the internal audit function.

RESPONSIBILITIES UNDER THE AUDIT AND RISK COMMITTEE CHARTER

In fulfilling the responsibilities under its charter, the Audit and Risk Committee:

●	Meets with the independent auditors and management to discuss the annual audited and quarterly financial statements of the Company and the independent auditor’s reports related to the financial statements.

●	Annually reviews and evaluates the performance of the lead audit partner of the independent auditor, taking into account the views of management and the Company’s principal internal auditor.

●	Discusses with, and receives regular status reports from, the independent auditor and management regarding the adequacy and effectiveness of, the Company’s internal control over financial reporting and disclosure controls and procedures, including any significant deficiencies or material weaknesses in internal controls and significant changes in internal controls reported to the Audit and Risk Committee by the outside auditor or management.

●	Discusses with the principal internal auditor the annual audit plan, the adequacy of internal audit resources, and the results of the internal audit program, including the responsibilities, budget and staffing of the Company’s internal audit function.

●	Reviews the adequacy and effectiveness of the Company’s disclosure controls and procedures, including receiving reports from and discussing with management.

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●	Reviews and discusses earnings press releases, and corporate practices with respect to earnings press releases, and financial information and earnings guidance provided to analysts and ratings agencies.

●	Reviews any other financial statements requiring Board approval, significant financial returns to regulators and any financial information contained in certain other documents, such as announcements of a price sensitive nature.

●	Reviews and discusses the Company’s overall risk appetite, tolerance, and strategy and reviews the Company’s capability to identify and manage new risk types.

●	Oversees and advises the Board on the current financial, cybersecurity, operational, reputational and strategic risk exposures of the Company and future risk strategy.

●	Oversees the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s code of conduct and the Company’s policies and procedures for monitoring compliance.

●	Oversees procedures for handling reports of potential misconduct, including: (1) violations of law or the Company’s code(s) of conduct; (2) complaints regarding accounting, internal accounting controls, auditing and/or federal securities law matters; and (3) the confidential, anonymous submission of concerns by employees regarding questionable accounting, internal accounting controls, auditing and federal securities law matters.

●	Establishes and reviews policies and procedures for the review, approval and ratification of related person transactions.

●	Reviews its charter annually and conducts an annual self-evaluation to assess its performance.

●	The Audit and Risk Committee also has the authority, at the Company’s expense, to engage its own outside advisors, including accountants, experts and other advisors as it determines appropriate.

THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee identifies, reviews, and recruits new candidates for election to the Board and recommends the Company’s director nominees for election by the shareholders. The Nominating and Corporate Governance Committee also oversees the Company’s governance structure, performs a leadership role in shaping the Company’s corporate governance, considers and makes recommendations to the Board concerning the size, structure, composition and functioning of the Board and its committees, and periodically reviews and recommends the skills, experience, characteristics and other criteria for identifying and evaluating directors. With respect to the evaluation of the Board, the Nominating and Corporate Governance Committee assesses the qualifications, contributions, and the independence of incumbent directors in determining whether to recommend them for reelection to the Board.

In addition, the Nominating and Corporate Governance Committee oversees: (i) senior officer succession planning; (ii) Board succession planning; (iii) shareholder engagement; (iv) shareholder proposals received by the Company; (v) the Company’s Principles of Corporate Governance; and (vi) evaluation of the Board and its committees.

The members of the Nominating and Corporate Governance Committee are Ms. Klaber (Chairman), Mr. Thomas and Mr. Turner, each of whom is independent under NYSE rules and under the Company’s Principles of Corporate Governance. The Nominating and Corporate Governance Committee met three times during 2025.

THE COMPENSATION COMMITTEE

The Compensation Committee oversees the Company’s compensation of its executive officers, including the Chief Executive Officer (the “CEO”) and directors. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the CEO, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s compensation level. The Compensation Committee also oversees the performance evaluation of our executive officers, and approves their compensation based upon the recommendation of the CEO. For a description of this process, see the Compensation Discussion and Analysis (the “Compensation Discussion and Analysis” or “CD&A”), beginning on page 30.

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The Compensation Committee reviews, administers and makes recommendations to the Board with respect to the Company’s equity-based compensation plans, and to the extent subject to the approval of the Board, the Company’s incentive compensation plans. The Compensation Committee reviews and approves the design of other benefit plans pertaining to executive officers, and has the authority to approve, amend or modify the terms of other compensation and benefit plans as appropriate or oversee the activities of the individuals responsible for administering those plans, as applicable. The Compensation Committee provides advice and recommendations on the Company’s engagements with shareholders and proxy advisors on executive compensation matters. As discussed below, the Compensation Committee periodically reviews the form and amount of compensation of non-employee directors for service on the Board and its committees and recommends any changes to the Board.

The Compensation Committee is empowered to retain, at the Company’s expense, such consultants and advisers as it determines appropriate to assist it in the performance of its functions. In 2025, the Compensation Committee retained the services of Pearl Meyer, an independent compensation consultant, to provide advice and information about executive and director compensation. Pearl Meyer reports directly and solely to the Compensation Committee. Pearl Meyer exclusively provides executive and director compensation consulting services and does not provide any other services to the Company.

The Compensation Committee regularly reviews the current engagements and the objectivity and independence of the advice provided by its consultants to the Compensation Committee on executive and director compensation. The Compensation Committee considered the six specific independence factors adopted by the SEC and the NYSE under the Dodd-Frank Wall Street Reform and Consumer Protection Act and other factors it deemed relevant, and the Compensation Committee found no conflicts of interest or other factors that would adversely affect Pearl Meyer’s independence.

The members of the Compensation Committee are Mr. Turner (Chairman) and Mr. Johnson, each of whom is independent under NYSE rules and under the Company’s Principles of Corporate Governance. The Compensation Committee met five times during 2025.

THE SUSTAINABILITY AND SAFETY COMMITTEE

The Sustainability and Safety Committee assists the Board in discharging its oversight responsibilities relating to the Company’s policies and strategies related to matters of environmental stewardship and health and safety. It also oversees and discusses with the Compensation Committee environmental, safety and environmental performance targets as applicable. The Sustainability and Safety Committee also provides input to the Board on safety and environmental trends in public debate, public policy, regulation, and legislation, as well as discusses with management corporate actions in response to the various safety and environmental trends concerning the Company. The Sustainability and Safety Committee also oversees and monitors the effectiveness of the Company’s compliance processes with applicable laws and regulations, international standards and guidelines as well as the Company’s policies, responsibilities and commitments in relation to environmental stewardship and health and safety. In addition, the Sustainability and Safety Committee reviews management’s response and actions to any significant safety, health, and environmental and incidents.

The Sustainability and Safety Committee also oversees and provides input to the Audit and Risk Committee on the Company’s management of risk associated with the Company’s environmental, and health and safety activities and annually reviews and recommends for approval policies, systems and position statements for identifying and managing environmental and health and safety risks. In addition, the Sustainability and Safety Committee reviews and considers external stakeholder perspectives that may have a significant impact on our business activities as it relates to environmental stewardship and health and safety. The Sustainability and Safety Committee met five times during 2025.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Audit and Risk Committee is charged with reviewing, approving and ratifying related person transactions. The Audit and Risk Committee has adopted written Related Person Transaction Policies and Procedures (the “Policy”), which requires the Audit and Risk Committee to review and approve transactions in which (i) the aggregate amount involved since the beginning the Company’s last completed fiscal year is or is expected to exceed $120,000, (ii) the Company or any of its subsidiaries is a participant, and (iii) any related person will have a direct or indirect interest. Under the Policy, related persons include (i) any person who is or was during the last fiscal year a director, executive officer, or any nominee for director, (ii) any person owning 5% or more of the Company’s Common Stock, and (iii) any immediate family members of such persons. Under the Policy, the Audit and Risk Committee has pre-approved several categories of transactions with related persons. For transactions that are not pre-approved under the Policy, in reviewing and determining whether to approve related person transactions, the Audit and Risk Committee takes into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstance, the extent of the related person’s interest in the transaction, and other factors as the Audit and Risk Committee deems appropriate. The Audit and Risk Committee will not approve any related person transaction if it determines it to be inconsistent with the interests of the Company and its shareholders. No director will participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person, except that director will provide all material information to the Audit and Risk Committee.

In addition, under the Company’s Code of Business Conduct and Ethics, special rules apply to executive officers and directors who engage in conduct that creates an actual or apparent conflict of interest. Any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company must be disclosed promptly for officers, to the Chief Legal & Risk Officer, and for directors to the Chair of the Audit and Risk Committee of the Board.

Except as disclosed below, during 2025, there was not, nor was there proposed as of December 31, 2025, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, nominees for directors, executive officers, beneficial owners of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described in “Compensation Discussion and Analysis” and “Compensation of Directors”.

TRANSACTIONS WITH EIG

On March 14, 2025, the Company and EIG entered into a Relationship Agreement in connection with our acquisition of Maverick from EIG and other Maverick shareholders. Pursuant to the terms and conditions of the Relationship Agreement, Mr. Wade was appointed to the Board of Directors on April 11, 2025. In connection with the Redomiciliation, the Company and EIG entered into an Amended and Restated Relationship Agreement dated November 13, 2025. Under the Amended and Restated Relationship Agreement, (a) EIG was entitled to nominate one independent director and (b) the Company’s Board of Directors was not to exceed eight members without EIG’s prior written consent, for so long as EIG held, in the aggregate, no less than ten percent of the total outstanding shares of Common Stock. EIG’s ownership in the Company was reduced below the 10% threshold in January 2026 and the Amended and Restated Relationship Agreement terminated in accordance with its terms. Mr. Wade subsequently retired from our Board on January 23, 2026.

On March 14, 2025, in connection with the acquisition, the Company and Maverick unitholders who received, in the aggregate, more than 1% of the Company’s outstanding shares, including affiliates of EIG, entered into a Registration Rights Agreement pursuant to which the Company agreed to file with the SEC a registration statement to register for resale shares held by such Maverick unitholders. The Registration Rights Agreement provided for a lockup of six months for 33% of the shares received by the legacy Maverick unitholders, nine months for an additional 33% of the shares, and one year for the remaining 34% of the shares. On March 9, 2026, we agreed to waive the lock-up and launched a registered public underwritten offering pursuant to which EIG sold its remaining shares of Common Stock in the Company. In connection with the transaction, we repurchased 3,750,000 shares of Common Stock from EIG at a price per share of $14.311.

On January 12, 2026, we repurchased 225,000 shares of Common Stock from EIG at a volume-weighted average price per share of $13.64.

CERTAIN EMPLOYMENT RELATIONSHIPS

During 2025, we employed Andrew Ridgway, the son of Ronald Ridgway. Mr. Ridgway received an aggregate of $151,439 from the Company including base salary and non-equity incentive compensation. The compensation of Mr. Ridgway is consistent with the total compensation provided to other employees of the same level with similar responsibilities within the Company.

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DISPOSITION AGREEMENT

On April 22, 2025, the Company divested 965 oil and gas wells to a company owned by Mr. Hutson, for total consideration of approximately $1.75 million.

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with each of our directors and executive officers and expect to do so in the future for any new directors and executive officers. The indemnification agreements provide the directors and executive officers with contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted by applicable law.

COMPENSATION OF DIRECTORS

The table below describes the compensation provided to our non-employee directors during 2025. Mr. Hutson was not separately compensated for his service on our Board, and his 2025 compensation is described under “Compensation Discussion and Analysis” and “Executive Compensation Tables” below.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
David E. Johnson	229,390	-	229,390
Sylvia Kerrigan(1)	28,238	-	28,238
Kathryn Klaber	172,933	-	172,933
Sandy Stash(2)	115,921	165,825	281,746
Martin K. Thomas	164,792	-	164,792
David J. Turner	204,379	-	204,379
Randall Wade(3)	90,067	-	90,067

(1)	Ms. Kerrigan retired from the Board on January 24, 2025.

(2)	Ms. Stash retired from the Board on August 12, 2025. In connection therewith, Ms. Stash received $165,825 in payment pursuant to her Director Appointment Agreement with Diversified PLC.

(3)	Mr. Wade retired from the Board on January 23, 2026. Cash retainers to Mr. Wade were paid directly to EIG.

During 2025, our Directors’ Remuneration Policy provided for cash retainers for service on the Board and the committees thereof, as approved by Diversified PLC’s shareholders at the 2025 Annual General Meeting. Following the Redomiciliation and after consultation with its independent compensation consultant following a review of U.S. market practices, our Compensation Committee recommended, and the Board approved, a director compensation policy providing for revised cash retainers effective January 1, 2026.

	2025*	2026
Annual Retainer	£105,000	$85,000
Additional Retainers for Board Leadership Positions:
Chairman of the Board	£174,000	$75,000
Vice Chair of the Board	£20,000	$20,000
Senior Independent Director	£10,000	N/A
Additional Committee Chair Retainers:
Audit and Risk Committee	£30,000	$20,000
Remuneration Committee / Compensation Committee	£20,000	$20,000
Nominating and Corporate Governance Committee	£20,000	$15,000
Sustainability and Safety Committee	£20,000	$15,000

*For directors residing in the United States, the 2025 cash retainers were paid in U.S. dollars at the applicable exchange rate as of the month of payment.

Beginning in 2026, each non-employee director is also eligible to receive an annual equity grant of RSUs with a value of approximately $150,000 (or $200,000 for the Board Chair), which vests on the first anniversary of the date of grant. In accordance with this policy, on January 5, 2026, each non-employee director received a grant of 10,187 RSUs (or, for Mr. Johnson, 13,582 RSUs). Mr. Wade forfeited all 10,187 of his RSUs in connection with his retirement from the Board on January 23, 2026.

The cash retainers are payable monthly in arrears and pro-rated for periods of partial service. In addition, our director compensation policy provides each member of our Board with reimbursement for reasonable travel and expenses incurred in attending meetings and activities of our Board and its committees.

Diversified Energy Company	16	2026 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

What is being voted on	Election of five director nominees to the Board.
Board Recommendation	The Board of Directors recommends a vote FOR the election of each of the director nominees.

The Board of Directors has nominated Robert Russell Hutson, Jr., David E. Johnson, Martin K. Thomas, Kathryn Z. Klaber and David J. Turner, Jr., each for a one-year term expiring in 2027. If elected, the nominees will hold office until each of their terms expires and until a successor is elected and qualified, subject to earlier resignation or removal. Accordingly, the Board has set the number of directors at five. All of the nominees are currently members of the Board of Directors and were elected by shareholders at the 2025 annual general meeting of Diversified Energy Company PLC and remained as directors in connection with the Redomiciliation. The Nominating and Corporate Governance Committee evaluates the qualifications and skills of other potential candidates in light of the Board’s current composition and consideration of the Company’s anticipated needs. The Company expects the nominees for election as director to be able to serve if elected. If a nominee is unable to serve, proxies may be voted for the election of such other person for director as the Board may recommend in the place of such nominee or just for the remaining nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board.

SELECTION OF NOMINEES FOR OUR BOARD OF DIRECTORS

QUALIFICATIONS AND SKILLS OF DIRECTORS

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and backgrounds necessary to oversee the Company’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future business and operations.

The Nominating and Corporate Governance Committee is responsible for developing and recommending the skills, experience, characteristics and other criteria for identifying and evaluating directors. The criteria, which are set forth in the Company’s Principles of Corporate Governance, include, among other things, the candidate’s:

●	deep understanding of the Company’s business;

●	openness and forthrightness;

●	ability to exercise sound judgment in fulfilling their oversight responsibilities;

●	ability to devote sufficient time and energy to carrying out his or her duties effectively and in accordance with the Company’s Principles of Corporate Governance;

●	willingness to embrace the Company’s values and culture; and

●	integrity.

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In addition, the Board and the Nominating and Corporate Governance Committee annually evaluate the composition of the Board to assess whether the skills, experience, characteristics and other criteria established by the Board are currently represented on the Board as a whole and in individual directors, and to assess the criteria that may be needed in the future. The Board and the Nominating and Corporate Governance Committee seek candidates with a breadth of occupational and personal backgrounds, perspectives, viewpoints, skills and experiences to serve on the Board in order to obtain a range of viewpoints and perspectives. This annual evaluation of the Board’s composition enables the Board and the Nominating and Corporate Governance Committee to update the skills and experience they seek in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time.

In considering and nominating directors for election to the Board, the Board and the Nominating and Corporate Governance Committee have considered a variety of factors. These include the nominee’s independence, financial literacy, personal and professional accomplishments, experience in light of the needs of the Company and, for incumbent directors, past performance on the Board. With respect to the director nominees standing for election, their biographies as of the date of this Proxy Statement as well as their skills and qualifications that support their service on the Board are set forth below.

The Board of Directors recommends a vote FOR the election of each of the director nominees listed below.

DIRECTOR NOMINEES

DAVID E. JOHNSON Non-Executive Chairman Age: 65 Director Since: February 2017 Committees: ● Compensation Committee ● Sustainability and Safety Committee

Biography

●      Mr. Johnson has served on our Board of Directors since February 2017 and as the Chairman of the Board since April 2019.

●      He has worked at a number of leading investment firms, as both an investment analyst and a manager, and more recently in equity sales and investment management.

●      Mr. Johnson currently serves on the board of Chelverton Equity Partners, an AIM-listed holding company, where he serves as a member of the Compensation, Audit and Nominating and Corporate Governance committees.

●      Previously, Mr. Johnson was a consultant at Chelverton Asset Management from August 2016 to February 2019.

●      Prior to that, he worked as a fund manager for the investment department of a large insurance company and then as Head of Sales and Head of Equities at a London investment bank.

Key Strengths

●      Mr. Johnson’s strengths include investment sector knowledge; finance; strong leadership of the Board in connection with the Board’s role of overseeing strategy and developing stakeholder relations.

Education

●      B.A., Economics, University of Reading

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ROBERT RUSSELL HUTSON, JR. Co-Founder and Chief Executive Officer Age: 56 Director Since: July 2014

Biography

●      Mr. Hutson is our co-founder and has served as our Chief Executive Officer since the founding of our predecessor entity in 2001.

●      Building upon his early career in the oil and gas industry and financial services sector, Mr. Hutson founded Diversified Energy in 2001 with a strategy centered on acquiring established, predictable, long life producing assets.

●      After years of refining this cash flow focused model, Mr. Hutson and his team took the company public on the London Stock Exchange in 2017. Since going public, Diversified Energy has executed over 33 acquisitions, with approximately $2 billion in transformative acquisitions in 2025, including Maverick and Canvas. Operating across 14 states, Mr. Hutson has created a scaled powerhouse with an asset base within Appalachia, Permian, Western Anadarko, Ark La Tex, and other regions.

●      The first in his family to pursue higher education, Mr. Hutson graduated from Fairmont State University (WV) with a degree in accounting. After college, Mr. Hutson spent 13 years steadily progressing into multiple leadership roles within the banking industry at well-known institutions such as Bank One and Compass Bank, and prior to concluding his time within banking as CFO of Compass Financial Services.

●      Mr. Hutson is also an active member of the American Exploration & Production Council (AXPC) and serves as the Chairman of the West Virginia University Board of Governors.

Key Strengths

●      Mr. Hutson has a deep understanding and leadership in the natural gas and oil sector and a strong track record in developing and delivering results in line with strategy.

●      Mr. Hutson has strong experience in finance and risk management.

Education

●      Fairmont State College

MARTIN K. THOMAS Vice-Chairman Age: 61 Director Since: January 2015 Committees: ● Nominating and Corporate Governance Committee ● Audit and Risk Committee

Biography

●      Since January 2022, Mr. Thomas has served as a consultant at the law firm Wedlake Bell LLP, from where he was previously a Partner from January 2018 to December 2021.

●      During his more than 30-year legal career, Mr. Thomas also served as Partner of Watson Farley & Williams LLP from February 2015 to April 2017 and as consultant of the same firm from May 2017 to May 2018.

●      Mr. Thomas joined the Board of The Smarter Web Company PLC in January 2026.

Key Strengths

●      Mr. Thomas has strong experience in corporate law, advising on mergers and acquisitions and public offerings.

Education

●      Bachelor of Laws, University of Reading

●      Law Society Final Examinations, The College of Law in the UK

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DAVID J. TURNER, JR. Director Age: 62 Director Since: May 2019 Committees: ● Audit and Risk Committee (Chair) ● Compensation Committee (Chair) ● Nominating and Corporate Governance Committee

Biography

●      Mr. Turner has served as Chief Financial Officer of Regions Financial Corporation (NYSE: RF) since 2010 where he leads all finance operations, including mergers and acquisitions, financial systems, investor relations, corporate treasury, corporate tax, management planning and reporting and accounting.

●      Prior to his appointment as Chief Financial Officer, Mr. Turner oversaw the Internal Audit Division for AmSouth Bank (which merged with Regions Financial Corporation in 2006) from April 2005 to March 2010.

●      Before beginning his banking career, Mr. Turner was a certified public accountant and an Audit Partner with Arthur Andersen and KPMG specializing in financial services clients.

●      Mr. Turner joined the Board of Directors of Pan-American Life Insurance Group in October 2025 and serves on the Audit and Finance Committees.

●      Mr. Turner has also served on the boards of Junior Achievement of Alabama and United Way of Central Alabama and is actively involved in several professional and civic organizations, including the University of Alabama President’s Cabinet and Leadership Alabama.

Key Strengths

●      Mr. Turner is a financial expert with recent and relevant experience in capital markets, financial operations, audit and risk management.

Education

●      B.S., Accounting, University of Alabama

KATHRYN Z. KLABER

Director

Age: 60

Director Since: January 2023

Committees:

●     Nominating and Corporate Governance Committee (Chair)

●     Audit and Risk Committee

●     Sustainability and Safety Committee (Chair)

Biography

●      Since 2014, Ms. Klaber has served as the Managing Director of The Klaber Group, which provides strategic consulting services to businesses and organizations with a focus on energy development in the United States and abroad.

●      Prior to founding The Klaber Group, Ms. Klaber launched the Marcellus Shale Coalition, serving as its first CEO from 2009 to 2013.

●      Previously in her career, Ms. Klaber also served as the Executive Vice President for Competitiveness at the Allegheny Conference on Community Development, Executive Director of the Pennsylvania Economy League, and consultant at Environmental Resources Management.

●      Ms. Klaber has served on the Board of RLG International since 2023.

Key Strengths

●      Ms. Klaber is experienced in regulatory compliance matters, with EHS process knowledge across many industries, especially energy.

●      She also possesses extensive risk management and government expertise.

●      Significant financial expertise with prior financial oversight roles.

Education

●      B.A. in Environmental Science, Bucknell University

●      MBA, Carnegie Mellon University

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ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

What is being voted on	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
Board Recommendation	The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026.

The Audit and Risk Committee has appointed PricewaterhouseCoopers LLP (“PwC” or the “Outside Auditor”) as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2026. PwC audited the consolidated financial statements of the Company for the year ended December 31, 2025. The Audit and Risk Committee has requested that the Board of Directors submit the selection of PwC as the Company’s independent registered public accounting firm for 2026 to shareholders for ratification as a matter of good corporate governance. If the appointment of PwC is not ratified by shareholders, the Audit and Risk Committee will reevaluate its selection and will determine whether to maintain PwC as the Company’s independent registered public accounting firm or to appoint another independent registered public accounting firm.

A representative of PwC is expected to be present at the Annual Meeting. Such representative is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of PwC as the Company’s independent registered public accounting firm for 2026.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Summary of Fees

The Audit and Risk Committee has established a policy setting forth the requirements for the pre-approval of audit and permissible non-audit services to be provided by the Outside Auditor. Under the policy, the Audit and Risk Committee annually reviews and pre-approves the services that are expected to be provided by the Outside Auditor. The Audit and Risk Committee will annually consider for approval, and approve as it deems appropriate, a schedule listing proposed engagements and services expected to be provided by the Outside Auditor commencing during the fiscal year. Any engagement to provide audit or non-audit services that has not been pre-approved through the previous process described must be specifically pre-approved by the Audit and Risk Committee if it is to be provided by the Outside Auditor. Any fee overruns in excess of 10% of the fees previously approved for specific categories of services are presented to the Audit and Risk Committee for approval. In addition, pursuant to the policy, the Audit and Risk Committee authorized its Chairman to pre-approve other audit and permissible non-audit services up to $500,000 per engagement, per additional category of services, or to the extent required for services exceeding the pre-approved budgeted fee levels for the specified service. For the year ended December 31, 2025, the Audit and Risk Committee or its Chairman pre-approved all of the services provided by the Outside Auditors, which are described on page 22. The Audit and Risk Committee also is responsible for appointment, compensation, retention and oversight of the Outside Auditors.

Diversified Energy Company	21	2026 Proxy Statement

The following table summarizes the aggregate fees billed for professional services rendered by PwC to us for the fiscal years ended December 31, 2025, and December 31, 2024.

Name	Fiscal Year 2025	Fiscal Year 2024
Audit Fees(1)	$3,634,058	$3,732,542
Audit-Related Fees(2)	$100,000	$100,000
Tax Fees(3)	$501,500	-
All Other Fees(4)	$7,000	$9,000
Total	$4,242,558	$3,841,542

(1)	Represents fees billed related to the audit of our annual consolidated financial statements, the audit of our internal control over financial reporting, and reviews of our interim financial statements. Such fees also include services related to comfort letters in connection with offerings, consents, and the review of documents we filed with the SEC. The audit fees also include amounts billed in connection with our UK listing and applicable UK regulatory filings that occurred prior to the Redomiciliation.

(2)	Represents fees for financial statement audits of certain of our consolidated subsidiaries.

(3)	Tax fees consist of tax compliance services provided to an acquired subsidiary.

(4)	All other fees consist of subscriptions to PwC’s online accounting research and tools.

Diversified Energy Company	22	2026 Proxy Statement

REPORT OF THE AUDIT AND RISK COMMITTEE

The Audit and Risk Committee has reviewed and discussed with management and PwC the audited financial statements of the Company for the year ended December 31, 2025 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the Outside Auditors’ evaluation of the Company’s system of internal control over financial reporting. In addition, the Audit and Risk Committee has discussed with the Outside Auditors, which report directly to the Audit and Risk Committee, the matters that independent registered public accounting firms must communicate to audit committees under applicable Public Company Accounting Oversight Board (“PCAOB”) and SEC standards.

The Audit and Risk Committee also has discussed with PwC its independence from the Company, including the matters contained in the written disclosures and letter required by applicable requirements of the PCAOB regarding independent registered public accounting firms’ communications with audit committees about independence. The Audit and Risk Committee also has discussed with management of the Company and PwC such other matters and received such assurances from them as it deemed appropriate.

Following the foregoing review and discussions, the Audit and Risk Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

The Audit and Risk Committee

David J. Turner, Jr., Chairman	Martin K. Thomas	Kathryn Z. Klaber

Diversified Energy Company	23	2026 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the number of shares of Common Stock beneficially owned as of the dates indicated below by (i) each director and nominee for director of the Company, (ii) each Named Executive Officer (as defined below), (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (the “Company’s 5% Owners”). Except as noted below, stock ownership information is based on (a) the number of shares of Common Stock beneficially owned by directors and executive officers as of March 13, 2026 (based on information they supplied to the Company), calculated in accordance with SEC rules, and (b) the number of shares of Common Stock held by the Company’s 5% Owners, based on information filed with the SEC by the Company’s 5% Owners. Unless otherwise indicated and except for the interests of individuals’ spouses, the shareholders listed below have sole voting and investment power with respect to the shares indicated as owned by them. Percentages are based upon the number of shares of Common Stock outstanding on March 13, 2026, and, where applicable, the number of shares of Common Stock that the indicated beneficial owner had a right to acquire within 60 days of such date.

Name	Shares Beneficially Owned (1)	Number of Shares Subject to Options Which Are or Become Exercisable Within 60 Days of March 13 (2)	Number of RSUs and PSUs That Vest Within 60 Days of March 13(3)	Total Beneficial Ownership	Percentage of Shares Outstanding(4)
Robert Russell Hutson, Jr.	1,276,141	70,933	80,740	1,427,814	2.0%
David E. Johnson	25,000	-	-	25,000	*
Martin K. Thomas	114,550	-	-	114,550	*
Kathryn Klaber	3,769	-	-	3,769	*
David J. Turner, Jr.	48,087	-	-	48,087	*
Richard Gideon	21,448	-	-	21,448	*
Bradley Gray	192,131	32,510	57,251	281,892	*
Benjamin Sullivan	62,319	-	48,123	110,442	*
Ronald Ridgway	11,160	-	15,345	26,505	*
All current directors and executive officers as a group (10 people)	1,754,605	111,484	213,985	2,080,074	2.9%
BlackRock, Inc. 50 Hudson Yards, New York, New York 10001				4,827,429(5)	6.7%
Ameriprise Financial, Inc., Columbia Management Investment Advisers, LLC 145 Ameriprise Financial Center, Minneapolis, MN 55474(6)				4,108,991(7)	5.7%
The Vanguard Group 100 Vanguard Blvd., Malvern, Pennsylvania 19355				4,096,861(8)	5.7%

* Represents less than 1% of the outstanding Common Stock.

(1)	Includes all shares held directly or indirectly as indicated in other footnotes, including those that have been deferred.

(2)	Options that are exercisable as of March 13, 2026.

(3)	Consists of: (i) RSUs and PSUS that have been granted to members of management that vest within 60 days of March 13, 2026; and (ii) dividend equivalents that will convert to shares within 60 days of March 13, 2026.

(4)	Percentages are based upon the number of shares outstanding as of March 13, 2026 (excluding shares held by the Employee Benefit Trust) and, where applicable, the number of shares of Common Stock that the individual beneficial owner had a right to acquire within 60 days of such date.

Diversified Energy Company	24	2026 Proxy Statement

(5)	As set forth in Amendment No. 1 to the Schedule 13G filed with the SEC on April 23, 2025 by BlackRock, Inc. BlackRock, Inc. had sole voting power with respect to 4,632,723 shares as of March 31, 2025.

(6)	This address is listed in the Schedule 13G jointly filed with the SEC on November 14, 2025 as the address of Ameriprise Financial, Inc. The address of Columbia Management Investment Advisers, LLC is listed as 290 Congress Street, Boston, MA 02210.

(7)	As set forth in the Schedule 13G jointly filed with the SEC on November 14, 2025 by Ameriprise Financial, Inc. and Columbia Management Investment Advisers, LLC, as of September 30, 2025, each of Ameriprise Financial, Inc. and Columbia Management Investment Advisers, LLC had shared voting power with respect to 3,627,574 shares and shared dispositive power with respect to 4,108,991 shares as of September 30, 2025.

(8)	As set forth in the Schedule 13G filed with the SEC on July 29, 2025 by The Vanguard Group. The Vanguard Group had shared voting power with respect to 1,031,616 shares, sole dispositive power with respect to 2,484,088 shares and shared dispositive power with respect to 1,612,773 of their 4,096,861 shares as of June 30, 2025.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of, and transactions in, the Common Stock and other equity securities of the Company. As a practical matter, the Company assists its directors and executives by monitoring transactions and completing and filing reports on their behalf.

Based solely on the Company’s review of copies of such reports filed with the SEC and written representations that no other reports are required, the Company believes that all of its executive officers, directors and those greater-than-10% shareholders reported all transactions on a timely basis, with the exception of: (i) one late Form 3 to report initial holdings by each of Messrs. Garrett, Johnson, Martin, Ridgeway and Sullivan; (ii) one late Form 4 by each of Messrs. Garrett, Gray, Ridgeway and Sullivan covering three transactions relating to the accrual of dividend equivalent rights; and (iii) one late Form 4 by each of Messrs. Gideon and Huston covering one transaction relating to the accrual of dividend equivalent rights. The untimely reports were the result of administrative errors, including delays in obtaining EDGAR codes during the federal government shutdown during October and November 2025.

Diversified Energy Company	25	2026 Proxy Statement

ITEM 3 — ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

What is being voted on	An advisory resolution approving the compensation of the Named Executive Officers.
Board Recommendation	The Board of Directors recommends a vote FOR the advisory resolution approving executive compensation.

We are asking shareholders to vote on an advisory resolution approving the 2025 compensation of the Company’s executives who are named in the Summary Compensation Table that appears on page 38 of this Proxy Statement (referred to as the “Named Executive Officers” or “NEOs”). As described in the Compensation Discussion and Analysis, the goal of the Compensation Committee in setting executive compensation is to provide a competitive total compensation package that assists in the retention of the Company’s executives and motivates them to perform at a superior level while encouraging behavior that is in the long-term best interests of the Company and its shareholders. Consistent with this philosophy, a significant portion of the total compensation opportunity for each NEO is performance-based and ultimately dependent upon the Company’s achievement of specified goals that are both financial and operational (non-financial) in nature and aligned with shareholder value creation.

We urge shareholders to read the Compensation Discussion and Analysis section beginning on page 30 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and were designed to achieve our compensation objectives for 2025, as well as the Summary Compensation Table and related compensation tables and narrative, beginning on page 38, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to the Company’s success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, the Board is asking shareholders to vote at the Annual Meeting on the following advisory resolution approving executive compensation:

RESOLVED, that the shareholders of Diversified Energy Company (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2026 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say-on-pay” vote, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating the Company’s executive compensation program.

The Board of Directors recommends a vote FOR the advisory resolution approving executive compensation.

Diversified Energy Company	26	2026 Proxy Statement

ITEM 4 — ADVISORY RESOLUTION ON THE FREQUENCY OF FUTURE ADVISORY RESOLUTIONS APPROVING EXECUTIVE COMPENSATION

What is being voted on	An advisory resolution on the frequency of future advisory resolutions approving executive compensation.
Board Recommendation	The Board of Directors recommends a vote, on an advisory basis, to conduct future advisory votes on executive compensation every “ONE YEAR”.

Pursuant to Section 14A of the Exchange Act, we are required to ask the Company’s shareholders to vote on the frequency of future advisory resolutions approving the Company’s executive compensation (referred to as a “say-on-pay” vote) at least once every six years. Therefore, in this Item 4 we are asking shareholders to vote on whether future say-on-pay votes should occur every year, every two years or every three years.

We believe that an annual say-on-pay vote gives shareholders a meaningful opportunity to provide regular feedback on our executive compensation programs. In addition, an annual say-on-pay vote provides an opportunity for the Compensation Committee and the Board of Directors to evaluate the results of the most recent say-on-pay vote, to discuss the implications of that vote with shareholders to the extent needed, and to begin developing and implementing any adjustments to the Company’s executive compensation programs that may be appropriate in light of past say-on-pay votes. Nevertheless, since these programs are designed to reward long-term performance and operate over a period of years, we also encourage our shareholders to evaluate our executive compensation programs over a multi-year horizon and review our NEOs’ compensation over the past three fiscal years as reported in the Summary Compensation Table on page 38.

For the reasons outlined above, the Board recommends that say-on-pay votes occur every year. We look forward to the input that our shareholders provide through this advisory vote on the frequency of future say-on-pay votes, and we will carefully consider and take into account our shareholders’ views when determining how often to conduct future say-on-pay votes. Shareholders will be able to specify one of four choices for this item on the proxy card: One Year, Two Years, Three Years or Abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation, and the vote is not binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct say-on-pay votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The Board of Directors recommends a vote, on an advisory basis, to conduct future advisory votes on executive compensation every “ONE YEAR”.

Diversified Energy Company	27	2026 Proxy Statement

EXECUTIVE OFFICERS

Set forth below is biographical information about each of our executive officers.

Age, Position and Business Experience

Robert Russell Hutson, Jr. Co-Founder and Chief Executive Officer Director	See “Director Nominees”
Bradley Gray President and Chief Financial Officer Age: 57

Biography

●      Mr. Gray has served as our President and Chief Financial Officer since September 2023. Mr. Gray has also served as Executive Vice President, Chief Operating Officer from October 2016 to September 2023 and on the Board of Directors from July 2017 until September 2023. Prior to joining Diversified, Mr. Gray served as the Senior Vice President and Chief Financial Officer for Royal Cup, Inc. from August 2014 to October 2016. From 2006 to 2014, Mr. Gray served in various roles at The McPherson Companies, Inc., most recently as Executive Vice President and Chief Financial Officer from September 2006 to December 2013. Mr. Gray also worked in various financial and operational roles at Saks Incorporated from 1997 to 2006. Mr. Gray started his professional career in the audit practice of Arthur Andersen LLP.

Education

●      Mr. Gray has a B.S. degree in Accounting from the University of Alabama and was formerly a licensed CPA (Alabama).

Benjamin Sullivan Senior Executive Vice President, Chief Legal and Risk Officer and Corporate Secretary Age: 47

Biography

●      Mr. Sullivan has served as our Senior Executive Vice President, Chief Legal and Risk Officer, and Corporate Secretary since September 2023, and prior to that served as Executive Vice President, General Counsel and Corporate Secretary since 2019. Prior to joining us, Mr. Sullivan worked with Greylock Energy, LLC (an ArcLight Capital Partners portfolio company) and its predecessor, Energy Corporation of America, from 2012 to 2017, most recently as Executive Vice President, General Counsel and Corporate Secretary from 2017 to 2019. Prior to that, Mr. Sullivan served as counsel for EQT Corporation from 2006 to 2012.

●      Mr. Sullivan is a member of the leadership and board of directors of several commerce, legal and industry groups, and has considerable experience in corporate governance and reporting, corporate responsibility and sustainability matters, complex commercial transactions, land/real estate, acquisitions & divestitures, financing, government investigations and corporate workouts and restructurings.

Education

●      Mr. Sullivan received a B.A. from the University of Kentucky and a J.D. degree from the West Virginia University College of Law. He holds licenses to practice law in Pennsylvania and West Virginia.

Diversified Energy Company	28	2026 Proxy Statement

Richard Gideon Chief Operating Officer Age: 51

Biography

●      Mr. Gideon joined the Company as Chief Operating Officer in March 2025, following the Company’s acquisition of Maverick where Mr. Gideon served as Chief Executive Officer from July 2024 to March 2025. Mr. Gideon previously held roles as Executive Vice President and Chief Operating Officer of Maverick from May 2023 to July 2024. Prior to joining Maverick, Mr. Gideon was the founder and Chief Executive Officer of RNG Consulting, Inc. from January 2020 to May 2023 and the Chief Executive Officer of Roan Resources, Inc. from September 2019 to December 2019. Mr. Gideon has held numerous leadership roles in public and privately held oil and gas companies, including as Senior Vice President of U.S. Exploration and Production for Devon Energy Corporation as well as senior positions at HighMount Exploration & Production, LLC, Linn Energy, Inc., and Dominion Energy, Inc. He has also advised and consulted firms such as Blackstone Energy Partners.

Education

●      Mr. Gideon holds a B.S. in Chemical Engineering from the University of Wyoming.

Ronald Ridgway Executive Vice President, Energy Marketing Age: 60

Biography

●      Mr. Ridgway has served as our Executive Vice President, Energy Marketing since September 2023. Mr. Ridgway joined Diversified in March 2021 as the Senior Vice President, Energy Marketing and brings with him over 30 years of industry experience in energy marketing, transportation, NGL activities, operations, regulatory rates, and gas accounting. As Executive Vice President of Energy Marketing, Mr. Ridgway oversees the marketing of natural gas and liquids, as well as commercial midstream across all regions. Prior to joining Diversified, Mr. Ridgway served as the Director of Interstate and NGL Marketing at Berkshire Hathaway Energy. Prior to BHE, Mr. Ridgway was the Director of East Coast Marketing for Centennial Energy.

Education

●      Mr. Ridgway holds a bachelor’s degree in Business Administration from Fairmont State University.

Michael Garrett Senior Vice President and Chief Accounting Officer Age: 43

Biography

●      Mr. Garrett has served as our Senior Vice President and Chief Accounting Officer since March 2025. Mr. Garrett joined Diversified Energy in 2018 as Vice President and Controller. Mr. Garrett is responsible for leading the Company’s corporate and regulatory accounting matters, external financial reporting, controllership, and tax, overseeing a team of approximately 75 financial professionals across numerous offices. Mr. Garrett brings 20 years of advanced accounting experience to his role. He has previously served in accounting functions at Callon Petroleum Company, Pfizer, and Pinnacle Airlines with progressively higher responsibilities.

Education

●      Mr. Garrett is a graduate of Lambuth University with a degree in accounting and is a Certified Public Accountant.

Diversified Energy Company	29	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

NAMED EXECUTIVE OFFICERS

This Compensation Discussion and Analysis explains our executive compensation program for our NEOs listed below. The CD&A also describes the process followed by the Compensation Committee, formerly the Remuneration Committee prior to the Redomiciliation (the “Compensation Committee”), for making pay decisions, as well as its rationale for specific decisions related to 2025.

Name
Robert Russell Hutson, Jr., our Chief Executive Officer
Bradley Gray, our President and Chief Financial Officer
Benjamin Sullivan, our Senior Executive Vice President, Chief Legal and Risk Officer and Corporate Secretary
Richard Gideon, our Executive Vice President and Chief Operating Officer
Ronald Ridgway, our Executive Vice President of Energy Marketing

Set forth below is a discussion and analysis of our compensation policies and practices for 2025 regarding our NEOs. Because our predecessor was incorporated under the laws of the United Kingdom, much of our 2025 compensation practices conform to prevailing practice in that jurisdiction. Following our Redomiciliation, we expect our 2026 compensation programs to shift towards U.S. market standards.

OBJECTIVE OF OUR EXECUTIVE COMPENSATION PROGRAM

In establishing and overseeing our executive compensation program, the Compensation Committee seeks to ensure that pay outcomes are aligned with Company performance, shareholder interests, and our long-term strategic priorities. Accordingly, our executive compensation program is grounded in the following objectives:

●	Accountability—Executives should be held accountable for our annual performance and the achievement of our longer-term strategic goals, as well as their own individual performance over both the short and long-term. We satisfy this objective by tying compensation to the achievement of financial and operational goals based on both short and long-term corporate performance measures. See “Short-Term Incentive Plan” and “Long-Term Incentives” below.

●	Drive Desired Behaviors—Our executive compensation program, particularly regarding incentive compensation, should be designed to drive desired behaviors consistent with our values and to achieve stated goals. We satisfy this objective by setting performance metrics for our NEOs that we believe will drive these behaviors and help us achieve our goals.

●	Align Interests Between Executives and Shareholders—Executive compensation should align the interests of our executives with those of our shareholders. We maintain stock ownership guidelines which require executives to retain at least 50% (prior to the compliance deadline) or 100% (after the compliance deadline) of their after-tax Common Stock issued as a result of the vesting of restricted stock units until such time as they meet certain ownership thresholds as described under “—Stock Ownership Guidelines” below. Additionally, our executive compensation program aligns pay to performance by making a substantial portion of total executive compensation variable, or “at-risk,” through a short-term incentive plan that provides awards only upon meeting or exceeding our performance goals and long-term incentive awards, which include time-vested restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”). As performance goals are met, not met or exceeded, executives are rewarded commensurately.

●	Industry Competitive—Total executive compensation should be industry-competitive so that we can attract, retain and motivate talented executives with the experience and skills necessary for our success. We satisfy this objective by staying apprised, through our own research and with the assistance of the Compensation Committee’s independent compensation consultant, of the amounts and types of executive compensation that our peers pay, as well as general industry trends.

Diversified Energy Company	30	2026 Proxy Statement

●	Internally Consistent and Equitable—Executive compensation should be internally consistent and equitable. We satisfy this objective by considering not only peer benchmarks, but also our NEOs’ capabilities, levels of experience, tenures, positions, responsibilities and contributions when setting their compensation. Additionally, NEOs have a more significant portion of their overall compensation at risk and tied to corporate performance because they are typically in a position to have a larger impact on our overall performance.

PROCESS FOR SETTING EXECUTIVE COMPENSATION

Role of Compensation Committee. The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the compensation of the CEO, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s compensation. In evaluating performance and compensation outcomes, the Compensation Committee considers the extent to which pre-established quantitative corporate performance metrics were achieved, together with other factors it deems appropriate, including individual performance, retention considerations, internal pay equity, and market competitiveness. The Compensation Committee also reviews and approves the compensation of the Company’s other executive officers, oversees the administration of the Company’s short and long-term incentive plans, and periodically reviews non-employee director compensation and recommends any changes to the Board.

Role of Management. Management supports the Compensation Committee in fulfilling its responsibilities. The CEO evaluates the performance of the Company’s other NEOs, primarily based on the achievement of quantitative corporate performance metrics and individual performance for the year, and develops compensation recommendations for those officers for review and approval by the Compensation Committee. Management also assists in developing performance goals, preparing market and competitive data, and administering the Company’s compensation and benefit programs, subject to the oversight of the Compensation Committee. The CEO does not make recommendations with respect to, or otherwise participate in, the determination of his own compensation.

Compensation Consultant. In 2024, the Compensation Committee engaged Mercer Limited (“Mercer”) as its independent compensation consultant, to assist in a general review of compensation for our NEOs for 2025. Mercer provided the Compensation Committee with competitive industry and general market-related analyses and trends for NEO base salary, short-term incentives and long-term incentives. Specifically, Mercer’s approach was to gather compensation data from public peer companies as well as survey data and to conduct market comparison analyses of the gathered data. Mercer also advised the Compensation Committee on the composition of its compensation peer group, as described below. Except as described herein, Mercer does not have any other connection with the Company or its NEOs. Accordingly, the Compensation Committee was satisfied that the advice provided by Mercer was objective and independent. In connection with the Redomiciliation, the Compensation Committee engaged Pearl Meyer in 2025 to review 2026 NEO compensation as well as to advise on the design of our compensation programs. The Compensation Committee assessed the independence of Pearl Meyer and reviewed the Company’s relationship with Pearl Meyer and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended. Based on this review, the Compensation Committee concluded that Pearl Meyer is independent and there are no conflicts of interest raised by the work performed by such consultants.

Peer Group. Set forth below is the list of the companies comprising our peer group for purposes of setting compensation for 2025 (the “2025 Peer Group”). The 2025 Peer Group companies were selected in order to ensure proper financial and operational alignment to the Company, with a particular focus on industry, market capitalization and revenue, among other things. Compensation data for the 2025 Peer Group was presented to the Compensation Committee and used by the Compensation Committee to help direct its compensation decisions for our NEOs in 2025 as well as assisting with the design of our compensation programs.

2025 PEER GROUP
Northern Oil and Gas	Riley Exploration Permian
CNX Resources Corp.	Ring Energy
Highpeak Energy	W&T Offshore
Mach Natural Resources	Talos Energy Inc.
Vital Energy	Amplify Energy Corp.
Granite Ridge Resources	Berry Corporation
TXO Partners

Diversified Energy Company	31	2026 Proxy Statement

ELEMENTS OF OUR COMPENSATION PROGRAM

BASE SALARY

Base salary is the principal fixed component of our compensation program. It is intended to provide our NEOs with a regular source of income to compensate them for their day-to-day efforts in managing the Company. Base salary levels vary depending on the NEO’s experience, responsibilities, education, professional standing in the industry, changes in the competitive marketplace and the importance of the position to the Company. The annual base salaries payable to our NEOs for 2025 and 2024 were as follows:

Annualized Base Salary
Name	2025	2024	% Change
Robert Russell Hutson, Jr	$808,000	$780,000	3.6%
Bradley Gray	$520,000	$500,000	4.0%
Benjamin Sullivan	$470,000	$450,000	4.4%
Ronald Ridgway	$362,500	$350,000	3.6%
Richard Gideon	$475,000	—	N/A

For 2025, the base salary increases for each NEO generally aligned with the average salary increase provided to all full-time employees across the organization. The Compensation Committee determined that no significant adjustments were warranted for 2025 as total cash compensation levels were generally in line with peer compensation based on benchmarking analyses conducted by Mercer. Mr. Gideon’s base salary was negotiated in connection with the Maverick acquisition, taking into account his prior Maverick base salary, his significant leadership and industry expertise and the responsibilities of his new position.

SHORT-TERM INCENTIVE PLAN

The Company’s short-term cash incentive plan (“STIP”) is designed to incentivize and reward annual performance using key financial, operational, and strategic objectives that support the Company’s business strategy and near-term value creation. Our Compensation Committee structures the STIP to emphasize measurable performance outcomes that align with investor priorities and market practice. To that end, in 2025, we entered into Annual Performance Compensation Award Agreements (the “STIP Agreements”) with each of our NEOs. Each STIP Agreement provides for a cash award opportunity based on performance from January 1, 2025 through December 31, 2025 against pre-established performance metrics.

Target Award Opportunity. Target award opportunities are expressed as a percentage of base salary and are intended to reflect each executive’s role, scope of responsibility, and ability to impact Company performance. Under the 2025 STIP Agreements, the target payout was established at 75% of maximum with the threshold payout at 25% of maximum. The 2025 STIP target and maximum opportunities for each NEO were as follows:

Name	2025 STIP Target (% of Base Salary)	2025 STIP Maximum (% of Base Salary)
Robert Russell Hutson, Jr.	150.0%	200%
Bradley Gray	112.5%	150%
Benjamin Sullivan	112.5%	150%
Richard Gideon (1)	112.5%	150%
Ronald Ridgway	93.75%	125%

(1)	Mr. Gideon joined the Company on March 14, 2025. His 2025 STIP target and maximum were prorated as a result.

Diversified Energy Company	32	2026 Proxy Statement

2025 Performance Scorecard. For 2025, the Compensation Committee selected a balanced scorecard comprised of financial, cost discipline, environmental and safety measures as provided below. The Compensation Committee determined that these metrics appropriately emphasized profitability, operational efficiency, and the Company’s commitment to environmental stewardship and workplace safety.

Performance Metric	Weight	Threshold	Target	Stretch	Actual
Adjusted EBITDA/share(1)	50%	$10.66	$10.82	$11.35	$12.83
Cash Costs per Unit - LOE, Midstream, Rec G&A ($/Mcfe)(2)	25%	$1.68	$1.62	$1.58	$1.62
Environmental - Methane Slip & Flaring Assessment, Planning, Mitigation(3)	8.75%	Assess	Plan	Mitigate	Plan
Environmental - Pneumatic Valve Mitigation(4)	8.75%	1,000	1,100	1,200	1,200
Social – TRIR(5)	2.50%	0.92	0.87	0.82	1.65
Social – LTI(6)	2.50%	0.65	0.62	0.58	0.69
Social – MVA(7)	2.50%	0.51	0.49	0.46	0.55

(1)	Adjusted EBITDA of the Company (as calculated on a consolidated basis) for a financial year as reported in the Company’s financial results. The threshold, target and stretch goals were increased by the Compensation Committee from $7.35, $7.56 and $7.76 for the Maverick and Canvas acquisitions as permitted by the terms of the STIP Agreements.

(2)	Cash Costs per Unit is the cash costs for Base LOE, Midstream Expenses and Recurring General & Administrative (excluding Production Taxes and Gathering & Transportation), excluding unbudgeted acquisition expenses. The threshold, target and stretch goals were increased by the Compensation Committee from $1.45, $1.39 and $1.35 for the Maverick and Canvas acquisitions as permitted by the terms of the STIP Agreements.

(3)	Threshold based on assessing and quantifying emissions for 100% of units; target is reached if the threshold is reached and the Company completes creation of an actionable mitigation plan by early 2026; and stretch is reached to the extent target is reached, plus mitigation of emissions at 10% of units.

(4)	Based on the number of pneumatic valves remedied during the year.

(5)	“TRIR” is the Company’s Total Recordable Incident Rate, calculated by dividing (a) the number of incidents during the performance period, multiplied by 200,000, by (b) the total employee hours worked during the performance period.

(6)	“LTI” is the Company’s lost-time injuries per 200,000 hours worked.

(5)	“MVA” is the Company’s motor vehicle accidents per million miles driven.

The STIP Agreements provide that if the threshold is not met with respect to any performance measure, the payout for that measure is zero. Results between the threshold, target and stretch levels are linearly interpolated.

Based on the Company’s achievement of the performance metrics as set forth above at approximately 112% of the NEO’s respective targets, the final bonuses awarded for 2025 under the STIP Agreements were as follows:

Name	2025 STIP Target ($)	2025 STIP Earned ($)
Robert Russell Hutson, Jr	$1,212,000	$1,359,056
Bradley Gray	$585,000	$655,980
Benjamin Sullivan	$528,750	$592,905
Richard Gideon(1)	$400,781	$449,409
Ronald Ridgway	$339,844	$381,078

(1)	Mr. Gideon joined the Company on March 14, 2025. His 2025 STIP target was prorated as a result.

LONG-TERM INCENTIVES

Long-term equity incentive awards align the interests of our NEOs with those of our shareholders by creating a strong financial incentive for our NEOs to promote our long-term financial and operational success and, along with our executive stock ownership guidelines, encourage NEO stock ownership. We granted both RSUs and PSUs to each of our NEOs in 2025. RSUs provide value based on continued service and long-term stock price performance, while PSUs are earned based on achievement of pre-established performance objectives over the applicable performance period.

Diversified Energy Company	33	2026 Proxy Statement

2025 Long-Term Incentive Target Opportunities. For 2025, Mr. Hutson’s LTIP target/maximum was increased from 325% of base salary to 425%, consisting of a 325% target/maximum for PSUs and a 100% target for RSUs. This adjustment followed a review of peer market data provided by Mercer, which indicated that Mr. Hutson’s long-term equity compensation was below the competitive range relative to the 2025 Peer Group. The Compensation Committee determined that the revised target/maximum better aligned his compensation with market practice while maintaining the overall structure of the program. No changes were made to the LTIP target/maximum opportunities for the Company’s other NEOs for 2025. The 2025 long-term incentive awards were granted 70% in the form of RSUs and 30% in the form of PSUs for NEOs other than Mr. Hutson. The 2025 aggregate LTIP targets/maximums for each NEO were as follows:

Name	Aggregate LTIP Target/Max
Robert Russell Hutson, Jr	425%
Bradley Gray	275%
Benjamin Sullivan	250%
Richard Gideon	250%
Ronald Ridgway	125%

RSUs. RSU awards are intended to promote long-term shareholder alignment and support retention by delivering value based on continued service and the Company’s stock price performance over time. RSU awards generally vest following the end of a three-year performance period, subject to continuous service with the Company through the applicable vesting date. RSUs generally accrue dividend equivalents as additional RSUs that are subject to the same vesting conditions as the underlying award.

PSUs. Our PSU awards further enhance the link between our executive compensation and our performance. Our PSUs vest, up to 100%, based on our achievement of certain performance metrics over a three-year performance period. PSUs accrue dividend equivalents as additional PSUs that are subject to the same vesting conditions as the underlying award. Performance goals for the three-year performance period are recommended by management based on our historical performance and budget. The Compensation Committee reviews management’s recommendations, determines appropriate revisions and approves the performance metric for each performance period, generally during the first quarter of the performance period. Following completion of the performance period, the Compensation Committee reviews the results and certifies achievement of the performance metrics. For our 2025 PSU NEO grants, vesting will ultimately be determined based on our achievement of the below performance metrics for the period beginning January 1, 2025 and ending December 31, 2027.

2025 PSU Performance Metrics (CEO)

Performance Metric	Weight	Threshold KPI (15% Payout)	Target/Max KPI (100% Payout)
Three-Year Average Return on Equity	40%	15%	25%
Three-Year Absolute Total Shareholder Return (“TSR”)	20%	10%	20%
Three-Year TSR Relative to Peer Group(1)	20%	50%	75%
Emissions (Methane Intensity Reduction) (the “Emissions Goal”)	20%	5% reduction during 2026 – 2027 over 2025 baseline	10% reduction during 2026 – 2027 over 2025 baseline

(1)	Peer Group consists of Amplify Energy Corp., Berry Corporation, CNX Resources Corp., Granite Ridge Resources, Highpeak Energy, Mach Natural Resources, Northern Oil and Gas, Riley Exploration Permian, Ring Energy, TXO Partners, Vital Energy and W&T Offshore.

2025 PSU Performance Metrics (All Other NEOs)

Performance Metric	Weight	Threshold KPI (15% Payout)	Target/Max KPI (100% Payout)
Three-Year Absolute TSR	30%	10%	20%
Three-Year Average Free Cash Flow Growth	40%	3%	8%
Emissions Goal	30%	5% reduction during 2026 – 2027 over 2025 baseline	10% reduction during 2026 – 2027 over 2025 baseline

If we do not at least attain the threshold level in any given metric, then the weight attributed to that metric is 0%. Performance between threshold and target/max is linearly interpolated.

Diversified Energy Company	34	2026 Proxy Statement

Results of 2023 PSUs

The PSU awards granted to the NEOS in early 2023 vested based on achievement of the below performance metrics over the three-year period ending December 31, 2025 as set forth below.

Component	Weight	Threshold KPI (15% Payout)	Target KPI (100% Payout)	Actual Performance	Weighted Payout Percentage
Three Year Average Return on Equity	40%	15%	25%	31%	40%
Three Year Absolute TSR	30%	10%	20%	9%	—
Three Year TSR Relative to FTSE 250 Index TSR	10%	Median performance	Upper quartile or above	59th percentile	—
Emissions Goal	20%	8% reduction	20% reduction	16.7% reduction	15.4%

Based on our performance, approximately 55.4% of the PSUs granted to our NEOs in 2023 vested as of December 31, 2025, consisting of 80,740 for Mr. Hutson, 20,411 for Mr. Gray, 17,156 for Mr. Sullivan and 5,471 for Mr. Ridgway.

maverick transaction COMPENSATION

On March 14, 2025, we consummated the acquisition of Maverick. In connection with the closing of the transaction, the Board appointed Maverick’s former Chief Executive Officer, Mr. Gideon, to the role of Executive Vice President and Chief Operating Officer of the Company. Pursuant to his pre-existing agreement with Maverick, Mr. Gideon received a change in control payment of $1,805,000, less applicable withholding and deductions, following consummation of the transaction. Additionally, in connection with his appointment, the Company granted 250,000 RSUs as an inducement award to Mr. Gideon, which cliff vest on March 14, 2028, subject to his continuous service through such date.

OTHER BENEFITS AND PERQUISITES

Benefits and Other Perquisites

Our NEOs are entitled to the same health and welfare benefits as our employees generally, including medical, prescription drug, dental and vision insurance, as well as other benefits as described under “Executive Compensation Tables—Summary Compensation Table” Our NEOs are eligible to participate in our tax-qualified 401(k) plan on the same basis as our employees generally and are not entitled to any supplemental executive retirement benefits. Under the 401(k) plan, the Company matches 100% of an employee’s elective deferrals up to a specified percentage of eligible compensation (7% in 2025), subject to applicable limitations under the Internal Revenue Code (the “Code”). The Company does not currently maintain any non-qualified deferred compensation plan. For details and the amounts of such benefits, see the “All Other Compensation” column of the 2025 Summary Compensation Table and the accompanying footnotes below.

Employee Stock Purchase Plan

We also maintain the Diversified Energy Company Employee Stock Purchase Plan. The purpose of the ESPP is to encourage and enable our eligible employees to acquire a proprietary interest in us through the ownership of our Common Stock. The ESPP, and the rights of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Our NEOs are eligible to participate in the ESPP and purchase a limited number of shares of Common Stock at a 10% discount, on the same basis as our other participants.

Executive Severance Plan

We maintain the Diversified Energy Company Executive Severance Plan (the “Severance Plan”), which is described in more detail under “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control—Executive Severance Plan” below. The purpose of the Severance Plan is to provide severance benefits to eligible employees, which include each of the NEOs. The Compensation Committee believes the severance benefits offered under the Severance Plan aid in attracting and retaining experienced executives and reflect fair compensation in the event of certain termination events.

Diversified Energy Company	35	2026 Proxy Statement

Retention Agreements

In April 2024, we entered into retention agreements with each of Messrs. Gray, Sullivan and Ridgway providing for retention payments of $258,000, $159,000 and $44,500 (the “2024 Retention Awards”). The 2024 Retention Awards provided for vesting on March 14, 2025 so long as such NEO remained employed by the Company through the vesting date, executed a release of claims in favor of the Company and complied with all agreements, contracts or Company policies applicable to such NEO. The 2024 Retention Awards vested in accordance with their terms on March 14, 2025.

In April 2025, we entered into retention agreements with each of Messrs. Gray, Sullivan and Ridgway providing for retention payments of $223,000, $190,000 and $60,000 the (“2025 Retention Awards”) for the purpose of retaining key executives through the Redomiciliation and strategic acquisitions. The 2025 Retention Awards provided for vesting on March 20, 2026 so long as such NEO remained employed by the Company through the vesting date, executed a release of claims in favor of the Company and complied with all agreements, contracts or Company policies applicable to such NEO. The 2025 Retention Awards vested in accordance with their terms on March 20, 2026.

The 2024 Retention Awards and the 2025 Retention Awards also provided that in the event such NEO’s employment was terminated as a result of (1) such NEO’s death or permanent disability, (2) the NEO’s resignation from the Company for “Good Reason” (as defined in the agreement) or (3) the Company’s termination of the NEO without “Cause” (as defined in the agreement), the award is accelerated; provided that if such termination of service had occurred prior to October 1 of the award year, the NEO would have only been entitled to receive a pro rata payment based on the period of employment during such period.

OTHER COMPENSATION-RELATED POLICIES AND MATTERS

STOCK OWNERSHIP GUIDELINES

We maintain stock ownership guidelines applicable to our NEOs, other officers, and members of our Board to create alignment between our officers and directors and our long-term performance, as well as to minimize excess risk taking that might lead to short-term returns at the expense of long-term value creation. The stock ownership guidelines require ownership at the following levels:

Position	Minimum Ownership Requirement
Non-Employee Director	5x Annual Base Cash Retainer
Chief Executive Officer	5x Annual Base Salary
Other Executive Officers at Executive Vice President level or higher	3x Annual Base Salary

Under the stock ownership guidelines, the requisite ownership level must be achieved by the later of (i) five years following December 31, 2025 or (ii) five years following the date the officer or director becomes subject to the stock ownership guidelines. Prior to the compliance deadline, the officer or director is required to maintain 50% (net of withholding) of the Common Stock issued upon vesting of restricted stock units issued by the Company and following the compliance deadline, the executive or director must retain 100% (net of withholding) of the Common Stock issued upon vesting of restricted stock units until such time as the relevant ownership thresholds are met. In determining ownership levels, shares of our Common Stock held outright (or by a spouse, minor child, other immediate family member residing in the same household or family trust) and shares underlying outstanding RSUs. Neither unexercised stock options (whether “in-the-money” or not) nor unearned performance-based awards, such as PSUs, are included in determining ownership levels.

Diversified Energy Company	36	2026 Proxy Statement

CLAWBACK POLICY

We adopted the Compensation Recoupment (Clawback) Policy (the “Clawback Policy”), which is intended to comply with the requirements of Listing Standard 303A.14 adopted by the New York Stock Exchange to implement Rule 10D-1 under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive (including all NEOs) after October 2, 2023 and during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.

EQUITY AWARD GRANT PRACTICES

The Compensation Committee meets during the first few months of each fiscal year to, among other things, grant equity awards, including equity awards to our NEOs. The timing of this meeting allows the Compensation Committee to review complete financial results for the prior fiscal year when evaluating Company performance. The Compensation Committee may, in its discretion, also grant awards throughout the year, including in connection with the hiring of a new executive officer or the promotion of an employee to an executive officer position.

We do not currently grant stock options, stock appreciation rights, or similar option-like instruments. During the 2025 fiscal year, we did not take into account material nonpublic information when determining the timing and terms of any equity awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

PROHIBITION ON HEDGING AND PLEDGING

We believe that derivative transactions, including puts, calls and options, for our securities carry a high risk of inadvertent securities laws violations and also could afford the opportunity for our employees (including our NEOs) and directors to profit from a market view that is adverse to us. Under our Securities Dealing and Insider Trading Policy, our directors and employees, including our NEOs, are prohibited from purchasing our securities on margin (i.e., borrowing money to purchase the securities), borrowing against Company or otherwise pledging our securities as collateral for a loan.

RISK ASSESSMENT

The Compensation Committee believes our compensation programs are appropriately structured to encourage and reward prudent decision-making and avoid excessive risk-taking. The Compensation Committee, with the assistance of Pearl Meyer, reviewed the Company’s compensation programs in early 2026 to determine whether they encouraged excessive risk taking. Upon evaluation of the assessment, the Compensation Committee concluded that our compensation programs do not encourage excessive risk-taking. The Compensation Committee’s risk review identified the following risk mitigating features of our compensation programs:

●	Significant market-based and strategically-aligned performance measures;

●	Short- and long-term incentive programs that have non-financial measures;

●	Payouts that are consistent with financial performance;

●	Appropriate checks and balances; and

●	No excessive perquisites or other benefits.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis section of this proxy statement and discussed that section with management. Based on its review and discussions with management, the compensation committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement. This report is provided by the following members of our Board, who comprise the Compensation Committee:

David J. Turner, Jr., Chair David E. Johnson

Diversified Energy Company	37	2026 Proxy Statement

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table provides information regarding all compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert Russell Hutson, Jr. Chief Executive Officer	2025	806,923	—	2,795,234	1,359,056	35,064	4,996,277
	2024	778,846	—	2,553,177	1,237,125	40,714	4,609,862
	2023	748,885	—	2,270,316	1,101,488	39,050	4,159,739
Bradley Gray President & Chief Financial Officer	2025	519,231	333,000	1,164,002	655,980	52,681	2,724,894
	2024	498,269	—	1,384,858	712,500	54,324	2,649,951
	2023	454,334	—	1,147,743	620,362	52,584	2,275,023
Benjamin Sullivan Senior EVP, Chief Legal and Risk Officer & Corporate Secretary	2025	469,231	284,000	956,437	592,905	38,537	2,341,110
	2024	450,000	—	1,133,071	648,750	36,958	2,268,779
	2023	429,457	—	964,858	450,001	37,198	1,881,514
Richard Gideon(5) Chief Operating Officer	2025	365,385	—	3,954,111	449,409	1,814,179	6,583,084
Ronald Ridgway EVP of Energy Marketing	2025	362,019	144,500	368,842	381,078	38,296	1,294,735
	2024	340,700	—	440,642	371,875	37,657	1,190,874
	2023	304,479	—	307,741	237,900	35,668	885,788

(1)	Consists of (i) discretionary bonuses of $75,000, $125,000, and $100,000 paid to Messrs. Gray, Sullivan and Ridgway for their significant efforts and time commitment in connection with the negotiation, consummation and integration of the Maverick transaction and (ii) retention payments of $258,000, $159,000 and $44,500 to Messrs. Gray, Sullivan and Ridgway.

(2)	Amounts reported in this column for 2025 represent the aggregate grant date fair value of RSUs and PSUs granted during 2025, calculated in accordance with FASB ASC Topic 718. The grant date fair value of the RSUs are based on the closing price of our Common Stock on the applicable dates of grant of March 14, 2025 ($11.95) and April 10, 2025 ($10.80). In accordance with FASB ASC Topic 718, the grant date fair value of the 2025 PSUs is determined using a Monte Carlo simulation model based on the probable outcome of the applicable performance goals on the date of grant, which is less than maximum performance, and the following inputs: (i) the closing price of our Common Stock on the applicable date of grant of $10.80, (ii) a simulation term of 2.73 years, (iii) volatility of 42% and (iv) risk-free investment rate of 3.8%. The value of the PSUs included in this column for 2025, assuming performance at maximum, would instead be as follows: Mr. Hutson, $1,017,309; Mr. Gray, $273,214; Mr. Sullivan, $224,500; Mr. Gideon, $226,883; and Mr. Ridgway, $86,579. See Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

(3)	Amounts reported in this column for 2025 represent the STIP awards as described in more detail under “Elements of Our Compensation Program—Short-Term Incentive Plan” above.

Diversified Energy Company	38	2026 Proxy Statement

(4)	Amounts reported in this column for 2025 include (i) for Mr. Gideon, the change in control payment of $1,805,000 as described above under “Elements of Our Compensation Program— Maverick Transaction Compensation and (ii) matching contributions under our 401(k) plan, company-paid life insurance, and other perquisites and benefits as set forth in the table below:

Name	Company 401(k) Contributions ($)	Life Insurance Premiums ($)	Other Perquisites and Benefits ($)(A)
Robert Russell Hutson, Jr.	21,000	2,064	12,000
Bradley Gray	24,500	2,064	26,117
Benjamin Sullivan	24,500	1,937	12,100
Richard Gideon	-	1,579	7,600
Ronald Ridgway	24,500	1,469	12,300

(A)	Other perquisites and benefits include (i) car allowances or personal use of a Company-owned vehicle, (ii) matching contributions for our political action committee, and (iii) matching contributions under our charitable giving program.

(5)	Mr. Gideon was appointed as Chief Operating Officer effective March 14, 2025.

Diversified Energy Company	39	2026 Proxy Statement

GRANTS OF PLAN-BASED AWARDS TABLE

The following table includes information regarding awards under the STIP Agreements, RSUs and PSUs granted to the NEOs under the Diversified Gas & Oil plc 2017 Equity Incentive Plan (the “2017 Plan”) during 2025.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert Russell Hutson, Jr.		404,000	1,212,000	1,616,000
	4/10/25				29,688	197,920	197,920		2,137,536
	4/10/25							60,898(4)	657,698
Bradley Gray		195,000	585,000	780,000
	4/10/25				4,850	32,333	32,333		349,196
	4/10/25							75,445(4)	814,806
Benjamin Sullivan		176,250	528,750	705,000
	4/10/25				3,985	26,568	26,568		286,934
	4/10/25							61,991(4)	669,503
Richard Gideon		133,594	400,781	534,375
	4/10/25				4,028	26,850	26,850		289,980
	3/14/25							250,000(5)	2,987,500
	4/10/25							62,651(4)	676,631
Ronald Ridgway		113,281	339,844	453,125
	4/10/25				1,537	10,246	10,246		110,657
	4/10/25							23,906(4)	258,185

(1)	Amounts in these columns represent the threshold, target and maximum potential payouts under the 2025 STIP. Please read “Elements of Our Compensation Program—Short-Term Incentive Plan” above for more information.

(2)	Amounts in these columns represent the threshold, target and maximum potential payouts under the 2025 PSUs. Please read “Elements of Our Compensation Program—Long-Term Incentives—Performance Stock Units” above for more information.

(3)	Amounts in this column represent the aggregate grant date fair value of RSUs and PSUs granted during 2025, calculated in accordance with FASB ASC Topic 718.

(4)	These RSUs vest on January 1, 2028, subject to the NEO’s continued employment.

(5)	These RSUs vest on March 14, 2028, subject to the NEO’s continued employment.

Diversified Energy Company	40	2026 Proxy Statement

Outstanding Equity Awards at December 31, 2025

The following table presents information regarding outstanding stock options, RSUs and PSUs held by each NEO as of December 31, 2025.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Robert Russell Hutson, Jr.	4/14/18	64,333	—	$22.64(3)	4/14/28
	5/9/19	6,600	—	$32.34(4)	5/9/29
	4/10/25					65,911(5)	954,391
	3/25/24							280,728(6)	4,064,941
	4/10/25							214,215(7)	3,101,833
Bradley Gray	4/14/18	29,485	—	$22.64(3)	4/14/28
	5/9/19	3,025	—	$32.34(4)	5/9/29
	3/21/23					36,079(8)	522,424
	3/25/24					106,588(9)	1,543,394
	4/10/25					81,656(5)	1,182,379
	3/25/24							45,679(6)	661,432
	4/10/25							34,995(7)	506,728
Benjamin Sullivan	3/21/23					30,328(8)	439,149
	3/25/24					87,210(9)	1,262,801
	4/10/25					67,095(5)	971,536
	3/25/24							37,376(6)	541,204
	4/10/25							28,754(7)	416,358
Richard Gideon	3/14/25					250,000(10)	3,620,000
	4/10/25					67,808(5)	981,860
	4/10/25							29,061(7)	420,803
Ronald Ridgway	3/21/23					9,670(8)	140,022
	3/25/24					33,914(9)	491,075
	4/10/25					25,874(5)	374,656
	3/25/24							14,535(6)	210,467
	4/10/25							11,089(7)	160,569

Diversified Energy Company	41	2026 Proxy Statement

(1)	The RSUs and PSUs reported in these columns are inclusive of additional RSUs and PSUs that accrued as dividend equivalent rights.

(2)	The market value was determined by multiplying the number of shares by $14.48, the closing price of our Common Stock as reported on the New York Stock Exchange on December 31, 2025.

(3)	The exercise price for this stock option is denominated in British pounds sterling at a price of £16.80 per share. The exercise price reported herein was converted from British pounds sterling to U.S. dollars at a conversion rate of £1.00 to $1.3476, the closing price as reported by the Wall Street Journal on December 31, 2025. The exercise price is the actual British pounds sterling amount regardless of the exchange rate on the date of exercise.

(4)	The exercise price for this stock option is denominated in British pounds sterling at a price of £24.00 per share. The exercise price reported herein was converted from British pounds sterling to U.S. dollars at a conversion rate of £1.00 to $1.3476, the closing price as reported by the Wall Street Journal on December 31, 2025. The exercise price is the actual British pounds sterling amount regardless of the exchange rate on the date of exercise.

(5)	These RSUs vest on January 1, 2028, subject to the NEO’s continued employment.

(6)	The 2024 PSUs are eligible to vest following the three-year performance period ending December 31, 2026, subject to the Company’s achievement of three-year average return on equity, three-year absolute TSR, three-year relative TSR and emissions goals. In accordance with SEC rules, these PSUs are reflected at target performance.

(7)	The 2025 PSUs are eligible to vest following the three-year performance period ending December 31, 2027, subject to the Company’s achievement of three-year average return on equity, three-year absolute TSR, three-year relative TSR and emissions goals. In accordance with SEC rules, these PSUs are reflected at target performance.

(8)	These RSUs vested on January 1, 2026.

(9)	These RSUs vest on January 1, 2027, subject to the NEO’s continued employment.

(10)	These RSUs vest on March 14, 2028, subject to the NEO’s continued employment.

Option Exercises and Stock Vested Table

The following table sets forth information with respect to RSUs and PSUs held by the NEOs which vested during 2025. No NEOs exercised any stock options during 2025.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Robert Russell Hutson, Jr	80,740	1,179,611
Bradley Gray	48,035	628,312
Benjamin Sullivan	40,776	532,908
Richard Gideon	—	—
Ronald Ridgway	12,749	166,903

(1)	The RSUs and PSUs reported in these columns are inclusive of additional RSUs and PSUs that accrued as dividend equivalent rights.

(2)	The value of shares acquired from RSUs and PSUs is determined based on the closing price of our Common Stock on the applicable vesting date.

Diversified Energy Company	42	2026 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EXECUTIVE SEVERANCE PLAN

On December 31, 2025, the Compensation Committee adopted the Severance Plan to provide for severance benefits to certain employees of the Company, including each NEO. In accordance with their respective participation agreements, Mr. Hutson participates in the Severance Plan as a Tier 1 participant, and the other NEOs participate in the Severance Plan as Tier 2 participants.

Upon a termination of the NEO’s employment by the Company without “Cause” or resignation with “Good Reason,” in either case outside of the period beginning six months prior to a “Change in Control” and ending 24 months after a Change in Control (such 30-month period, the “Protection Period’ and such termination, a “Qualifying Termination”), the Severance Plan and applicable participation agreements provide for the following severance benefits: (i) a lump sum payment equal to 2.0x the sum of the NEOs’ base salary and target bonus; (ii) Company-subsidized group health plan continuation coverage for 24 months (for Mr. Hutson) or 18 months (for the other NEOs); (iii) accelerated vesting of all outstanding time-based equity awards; and (iv) pro-rata vesting of all outstanding performance-based equity awards calculated based on actual achievement of the applicable performance conditions as of the most recent fiscal quarter.

In the event the Qualifying Termination occurs during the Protection Period (a “CIC Qualifying Termination”), the Severance Plan and applicable participation agreement instead provide for the following severance benefits: (i) a lump sum payment equal to 2.99x the sum of the NEO’s base salary and target bonus; (ii) a pro-rata target bonus for the year of such termination; (iii) Company-subsidized group health plan continuation coverage for 36 months (for Mr. Hutson) or 18 months (for the other NEOs); and (iv) accelerated vesting of all outstanding equity awards, with any performance conditions calculated based on the greater of target or actual performance as of the date of the Change in Control.

Payment of the severance benefits under the Severance Plan is subject to the NEO’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with the confidentiality, non-competition, non-solicitation and non-disparagement obligations set forth in the participation agreement. The participation agreements superseded and terminated all existing employment, service and change in control agreements.

As used in the Severance Plan:

●	“Cause” generally means the NEO’s: (i) commission of, or plea of guilty or no contest to, a crime involving moral turpitude or a felony, (ii) commission of any act involving willful malfeasance or material fiduciary breach with respect to the Company; (iii) misconduct that results in material harm to the reputation or business of the Company; (iv) gross negligence or willful misconduct resulting in material harm to the Company; (v) willful and continued failure to substantially perform the NEO’s duties, subject to standard notice and cure periods; or (vi) material violation of applicable securities laws.

●	“Change in Control” generally includes (i) the acquisition by any person of 50% or more (on a fully diluted basis) of the outstanding shares of our common stock or the combined voting power; (ii) a majority of our Board no longer consisting of directors whose appointment or election (or nomination for election) was approved by a majority of the directors then still on the Board who were either directors on November 21, 2025 or whose appointment, election or nomination for election was previously so approved or recommended; (iii) certain business combinations involving a 50% ownership change and change in at least 50% of our Board (or the board of directors of the surviving entity); (iv) the implementation of a plan of complete liquidation or dissolution of the Company; or (v) the sale or disposition by the Company of all or substantially all of the Company’s assets to an unrelated entity.

●	“Good Reason” generally means the occurrence of any of the following without the NEO’s consent: (i) any significant diminution in the NEO’s duties, responsibilities, authority, title, status or reporting structure; (ii) a reduction of the NEO’s base salary or target bonus by 10% or more (unless the reduction is applicable to all similarly situated employees); (iii) a geographical relocation of by more than 50 miles; or (iv) a material breach by the Company of the Severance Plan or any award agreement between the NEO and the Company, in each case, subject to standard notice and cure periods.

Diversified Energy Company	43	2026 Proxy Statement

EQUITY AWARDS

All of the outstanding equity awards held by our NEOs as of December 31, 2025 were governed by the terms and conditions of the 2017 Plan. In addition to the accelerated vesting provided under the Severance Plan, as described above, upon an NEO’s death or “Disability,” the outstanding RSUs and PSUs will accelerate as to a pro-rated portion, with the PSUs subject to achievement of actual performance (or, in the Compensation Committee’s discretion, target performance). In the event of a “Change in Control,” the outstanding RSUs and PSUs will accelerate as to a pro-rated portion.

For purposes of the 2017 Plan:

●	“Disability” general means that the NEO is unable to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment.

●	“Change in Control” generally includes the same events as described above for the Severance Plan, as well as the acquisition of control of the Company by any person, including pursuant to certain Companies Act 2006 provisions applicable to the Company prior to its Redomiciliation, but excluding the event related to certain changes in the composition of our Board.

QUANTIFICATION OF POTENTIAL PAYMENTS

The table below sets forth the aggregate amounts that would have been payable to each NEO under the Severance Plan and outstanding equity awards as described above, assuming the applicable termination event or Change in Control occurred on December 31, 2025.

Name	Qualifying Termination ($)	CIC Qualifying Termination ($)	Death or Disability ($)	Change in Control ($)
Robert Russell Hutson, Jr.
Cash Severance	4,040,000	6,039,800	—	—
Pro-Rata Bonus(1)	—	1,212,000	—	—
COBRA Subsidy(2)	53,543	80,314	—	—
Retention Award Acceleration(3)	—	—	—	—
Equity Award Acceleration(4)	4,698,297	8,121,166	4,062,036	4,062,036
Total	8,791,840	15,435,280	4,062,036	4,062,036
Bradley Gray
Cash Severance	2,210,000	3,303,950	—	—
Pro-Rata Bonus(1)	—	585,000	—	—
COBRA Subsidy(2)	40,157	40,157	—	—
Retention Award Acceleration(3)	223,000	223,000	223,000
Equity Award Acceleration(4)	3,858,061	4,416,357	2,161,217	2,161,217
Total	6,331,218	8,568,464	2,384,217	2,161,217
Benjamin Sullivan
Cash Severance	1,997,500	2,986,263	—	—
Pro-Rata Bonus(1)	—	528,750	—	—
COBRA Subsidy(2)	40,157	40,157	—	—
Retention Award Acceleration(3)	190,000	190,000	190,000
Equity Award Acceleration(4)	3,173,075	3,631,048	1,780,606	1,780,606
Total	5,400,732	7,376,218	1,970,606	1,780,606
Richard Gideon
Cash Severance	1,404,688	2,100,008	—	—
Pro-Rata Bonus(1)	—	339,844	—	—
COBRA Subsidy(2)	40,157	40,157	—	—
Retention Award Acceleration(3)	—	—	—	—
Equity Award Acceleration(4)	4,742,128	5,022,663	4,087,554	467,554
Total	6,186,973	7,502,672	4,087,554	467,554
Ronald Ridgway
Cash Severance	1,751,563	2,618,586	—	—
Pro-Rata Bonus(1)	—	400,781	—	—
COBRA Subsidy(2)	12,619	12,619	—	—
Retention Award Acceleration(3)	60,000	60,000	60,000	—
Equity Award Acceleration	1,199,586	1,376,787	786,124	786,124
Total	3,023,768	4,468,773	846,124	786,124

(1)	Amounts in this row represent the NEO’s full target STIP for 2025, subject to proration for Mr. Gideon.

(2)	Amounts in this row are based on premiums and individual elections in effect as of December 31, 2025, which are assumed for purposes of these calculations to remain in effect throughout the duration of the period in which the subsidization of COBRA benefits continues.

(3)	Amounts in this row reflect the value of retention awards that would accelerate upon the occurrence of the applicable event. See “Compensation Discussion and Analysis—Elements of Our Compensation Program—Retention Agreements” above for more information.

(4)	Amounts in this row reflect the outstanding RSUs and PSUs that would become vested upon the occurrence of the applicable event based on a per share price of $14.48, the closing price of our Common Stock on December 31, 2025. The outstanding PSUs that would become vested are based on achievement of target performance; however, the actual number of PSUs that would vest under a particular termination event may differ based on achievement of actual performance conditions.

Diversified Energy Company	44	2026 Proxy Statement

CEO PAY RATIO

The 2025 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2025, other than our CEO, Mr. Hutson, was $77,930; Mr. Hutson’s 2025 annual total compensation was $4,996,277, and the ratio of these amounts was 1 to 64.

We selected December 31, 2025, as the date upon which to identify our median compensated employee. On that date, our employee population consisted of 1,987 employees excluding the CEO. To identify the median compensated employee, we utilized the annual total compensation as reported in Box 1 of each employee’s Form W-2 for 2025 provided to the Internal Revenue Service. We believe this methodology provides a reasonable basis for determining each employee’s total annual compensation and is an economical way to evaluate our employee population’s total annual compensation and to identify our median employee. For the employees hired during 2025, we utilized the total compensation reported on each such employee’s Form W-2 for 2025 with annualization adjustments. Once we identified our median employee, we calculated that employee’s annual total compensation for 2025 in the same manner that we determined the total compensation of our NEOs for purposes of the Summary Compensation Table set forth above. This resulted in an annual compensation of $75,766 for the identified median compensated employee for the year ended December 31, 2025. The calculation of the total compensation for our CEO is included in the Summary Compensation Table set forth above.

Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records. Because the SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Diversified Energy Company	45	2026 Proxy Statement

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and certain Company performance measures for the fiscal years listed below. You should refer to our CD&A for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.

					Value of Initial Fixed $100 Investment In:
Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO(1)(2)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(1)(2)(3)	Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)(5)	Net Income (Loss) (in millions)	Adjusted EBITDA per share(6)
2025	$4,996,277	$3,754,891	$3,235,956	$3,527,727	$73.63	$144.71	$342	$12.83
2024	$4,609,862	$5,870,251	$2,036,535	$2,660,184	$75.92	$139.05	($103)	$10.79
2023	$4,159,739	$1,958,765	$1,680,775	$941,903	$62.88	$100.38	$750	$11.57

(1) Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid consist of:

	2025		2024		2023
	CEO	Average Non- CEO NEOs	CEO	Average Non- CEO NEOs	CEO	Average Non- CEO NEOs
Total Compensation from Summary Compensation Table	$4,996,277	$3,235,956	$4,609,862	$2,036,535	$4,159,739	$1,680,775
Adjustment for grant date values in the Summary Compensation Table	($2,795,234)	($1,610,848)	($2,553,177)	($986,190)	($2,270,316)	($806,781)
Year-end fair value of unvested awards granted in the current year	$2,818,062	$1,977,626	$3,316,875	$1,366,188	$764,173	$443,555
Year-over-year difference of year-end fair values for unvested awards granted in prior years	($1,059,654)	($47,754)	$609,502	$264,071	($122,569)	($259,459)
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	($204,560)	($27,253)	($112,811)	($20,419)	($572,261)	($116,188)

Compensation Actually Paid (as calculated)	$3,754,891	$3,527,727	$5,870,251	$2,660,184	$1,958,765	$941,903

(2)	Equity valuation assumptions for calculating CAP are not materially different from grant date valuation assumptions.

(3)	Non-CEO NEOs reflect the average SCT total compensation and average CAP for the following executives by year:

2025: Bradley Gray, Benjamin Sullivan, Ronald Ridgway, Richard Gideon

2024: Bradley Gray, Benjamin Sullivan, Ronald Ridgway

2023: Bradley Gray, Benjamin Sullivan, Ronald Ridgway

(4)	Total Shareholder Return figures are based on a fixed investment of $100 from the beginning of the earliest year in the table through the end of each applicable year in the table, assuming reinvestment of dividends.

(5)	Our 2025 self-constructed peer group, which is the same peer group reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, includes the following companies: BKV Corporation, CNX Resources Corporation, Gulfport Energy Corporation, Infinity Natural Resources, Inc., Mach Natural Resources LP, Northern Oil and Gas, Inc., Range Resources Corporation, EQT Corporation, Expand Energy Corporation, Antero Resources Corporation, and Comstock Resources, Inc.

(6)	Reconciliations for Adjusted EBITDA per share can be found on page 46 of this proxy statement. See also “Compensation Discussion and Analysis” for more information about the use of Adjusted EBITDA per share in the Company’s short-term incentive program.

Diversified Energy Company	46	2026 Proxy Statement

TABULAR LIST OF FINANCIAL PERFORMANCE MEASURES

In our assessment, the most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules), to our NEOs in 2025 to our performance were:

●	Adjusted EBITDA per share;

●	Return on Equity;

●	Free Cash Flow Growth; and

●	Stock Price.

PAY VERSUS PERFORMANCE: GRAPHICAL DESCRIPTION

The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:

●	the Company’s cumulative TSR and the Peer Group’s cumulative TSR;

●	the Company’s Net Income; and

●	the Company Selected Measure, which for Diversified Energy is Adjusted EBITDA per share.

CAP and Cumulative TSR / Cumulative TSR of the Peer Group

Diversified Energy Company	47	2026 Proxy Statement

Diversified Energy Company	48	2026 Proxy Statement

Securities Authorized for issuance under equity compensation plans

The following table represents the securities authorized for issuance under our compensation plans, as of December 31, 2025.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	3,905,737(1)	22.91(2)	3,092,026(3)
Equity compensation plans not approved by security holders	-	N/A	N/A

(1)	Represents (i) 139,794 shares underlying outstanding stock options to purchase shares of the Company’s Common Stock granted under the 2017 Plan, (ii) 1,970,907 RSUs granted under the 2017 Plan and the 2025 Plan, (iii) 1,306,690 PSUs granted under the 2017 Plan and the 2025 Plan and (iv) 585,740 dividend equivalent units accrued under the 2017 Plan and the 2025 Plan. The amount in this column assumes the maximum 100% payout of PSUs, as applicable. See “Compensation Discussion and Analysis” above for further information.

(2)	The weighted-average exercise price relates solely to shares subject to outstanding stock options, as shares subject to RSUs and PSUs have no exercise price.

(3)	Represents 2,889,420 securities available for issuance under our 2025 Plan and 202,606 securities available for issuance under the ESPP. Following the approval of our 2025 Plan, we no longer grant awards under the 2017 Plan.

Diversified Energy Company	49	2026 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING, PROXY VOTING AND OTHER INFORMATION

INTERNET AVAILABILITY OF PROXY MATERIALS

Under SEC rules, we are furnishing proxy materials to our shareholders primarily via the internet, instead of mailing printed copies of those materials to shareholders. On March 24, 2026, we mailed to our shareholders (other than those who previously requested email or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review our proxy materials, including this Proxy Statement and the Company’s Annual Report. These materials are available at: www.proxyvote.com. The Notice also instructs you on how to access your proxy card to vote through the internet or by telephone.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email unless you elect otherwise.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

If you are the beneficial owner, but not the record holder, of the Company’s shares, your broker, bank or other nominee may seek to reduce duplicate mailings by delivering only one copy of the Company’s Proxy Statement and Annual Report, or Notice, as applicable, to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report, or Notice, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, or Notice, as applicable, now or in the future, should submit a request to the Company by sending an email to dkris@dgoc.com, by submitting a written request to the Company’s Investor Relations Department, at 1600 Corporate Drive, Birmingham, Alabama 35242 or contacting the Company’s Investor Relations Department by telephone, at +1 973 856 2757. Beneficial owners sharing an address who are receiving multiple copies of the Proxy Statement and Annual Report, or Notice, as applicable, and wish to receive a single copy of such materials in the future should contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. Please note that if you wish to receive paper proxy materials for the Annual Meeting, you should follow the instructions contained in the Notice.

RECORD DATE

The Board of Directors has fixed the close of business on March 13, 2026 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, there were 72,350,756 shares of Common Stock outstanding (excluding 1,974,208 shares held in our Employee Benefit Trust). Each holder of Common Stock entitled to vote at the Annual Meeting will be entitled to one vote per share.

QUORUM AND VOTING REQUIREMENTS

The holders of a majority of the voting power of all issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the Chairman or the majority of shareholders present and entitled to vote at the Annual Meeting may adjourn the Annual Meeting from time to time, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Diversified Energy Company	50	2026 Proxy Statement

Brokers are not permitted to vote on certain items and may elect not to vote on any of the items, unless you provide voting instructions. A broker “non-vote” occurs when a nominee (such as a bank, broker or other nominee) holding shares for a beneficial owner votes on one or more but less than all items. This can occur when the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Broker non-votes will not be tabulated in determining whether any of the items presented at the Annual Meeting has obtained the requisite vote to be approved. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the items.

Director Elections

Pursuant to the Company’s Amended and Restated Bylaws, the nominees for director are required to receive a majority of the votes cast with respect to such nominees in order to be elected at the Annual Meeting. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions have no effect on the election of directors.

Ratification of the Appointment of the Independent Registered Public Accounting Firm

The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote on the matter is required to ratify the appointment of PwC as the independent registered public accounting firm of the Company for the year ending December 31, 2026. If a shareholder abstains from voting or directs the shareholder’s proxy to abstain from voting on this matter, the abstention has the same effect as a vote against the matter.

Advisory Resolution Approving Executive Compensation

The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote on the matter is required for the advisory resolution approving executive compensation. The resolution is advisory, meaning that it is not binding on the Board, although the Board will consider the outcome of the vote on this resolution. If a shareholder abstains from voting or directs the shareholder’s proxy to abstain from voting on the matter, the abstention has the same effect as a vote against the matter.

Advisory Resolution Approving Frequency of Future Advisory Resolutions Approving Executive Compensation

Shareholders will be able to specify one of four choices on the proxy card: “One Year,” “Two Years,” “Three Years,” and “Abstain.” The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the advisory resolution on the frequency of future advisory resolutions approving executive compensation. If none of the options receives the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, the option that receives the greatest number of votes will be considered the option selected by shareholders. The resolution is advisory, meaning that it is not binding on the Board, although the Board will consider the outcome of the vote on this resolution. If a shareholder abstains from voting or directs the shareholder’s proxy to abstain from voting on the matter, the abstention will be counted as present and entitled to vote but will not be counted in support of any particular frequency.

PROXIES

The proxy provides that you may specify that your shares of Common Stock be voted “For,” “Against” or “Abstain” from voting with respect to the director nominees and the other items, except the advisory resolution on the frequency of future advisory resolutions approving executive compensation. For that item, the proxy provides four choices: “One Year,” “Two Years,” “Three Years,” and “Abstain.” The Board of Directors recommends that you vote:

●	“For” each of the director nominees named in this Proxy Statement,

●	“For” the ratification of the selection of the independent registered public accounting firm,

●	“For” the advisory resolution approving executive compensation, and

●	“One Year” on the frequency of future advisory resolutions approving executive compensation.

Diversified Energy Company	51	2026 Proxy Statement

All shares of Common Stock represented by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. Properly executed proxies that do not contain voting instructions will be voted in accordance with the recommendations of the Board of Directors.

Any shareholder of record who votes by telephone or the internet or who executes and returns a proxy may revoke such proxy or change such vote at any time before it is voted at the Annual Meeting by (i) filing with the Corporate Secretary of the Company at 1600 Corporate Drive, Birmingham, Alabama 35242, written notice of such revocation, (ii) casting a new vote by telephone or the internet or by submitting another proxy that is properly signed and bears a later date, or (iii) attending the Annual Meeting and voting in person. A shareholder whose shares are owned beneficially through a bank, broker or other nominee should contact that entity to change or revoke a previously given proxy.

Proxies are being solicited hereby on behalf of the Board of Directors. The cost of the proxy solicitation will be borne by the Company, although shareholders who vote by telephone or the internet may incur telephone or internet access charges. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone, telecopy, email or otherwise. Such directors, officers and employees will not be specifically compensated for such services. Arrangements may also be made with custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such custodians, nominees and fiduciaries, and the Company may reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith. We have engaged Sodali & Co, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, to assist in the solicitation from brokers, bank nominees and institutional holders for a fee of $32,000 plus out-of-pocket expenses.

OTHER BUSINESS

The Board of Directors knows of no business other than the matters set forth herein that will be presented at the Annual Meeting. Inasmuch as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting, and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Proxy Statement are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on future expectations, plans and prospects for the Company’s business and operations that involve a number of risks and uncertainties. Such statements may include, among other words, “believe,” “expect,” “anticipate,” “intend,” “plan,” “will,” “predict,” “potential,” “continue,” “strategy,” “aspire,” “target,” “objective,” “forecast,” “project,” “estimate,” “should,” “could,” “may” and similar expressions or words and variations thereof that convey the prospective nature of events or outcomes generally indicative of forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. It is possible that actual results or outcomes may differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the Company’s annual report on Form 10-K for the year ended December 31, 2025, and in other filings made by the Company from time to time with the SEC. Forward-looking and other statements in this Proxy Statement may also address our corporate responsibility progress, plans, and goals (including sustainability and environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the SEC. Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Diversified Energy Company	52	2026 Proxy Statement

SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

Shareholder proposals that are being submitted for inclusion in the Company’s proxy statement and form of proxy for the 2027 annual meeting of shareholders must be received by the Corporate Secretary of the Company at its principal executive offices (1600 Corporate Drive, Birmingham, Alabama 35242) no later than November 24, 2026. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act.

Under the Company’s Amended and Restated Bylaws, a shareholder who wishes to nominate an individual for election to the Board of Directors or to propose any business to be considered directly at the annual meeting, rather than for inclusion in our proxy statement, must deliver advance notice of such nomination or business to the Company following the procedures in our Amended and Restated Bylaws. To be timely, a shareholder’s notice must be delivered to the Corporate Secretary of the Company at its principal executive offices (1600 Corporate Drive, Birmingham, Alabama 35242) no earlier than January 6, 2027 and no later than February 5, 2027. If the 2027 annual meeting is more than 30 days before or more than 60 days after the anniversary date of this year’s Annual Meeting, such notices must be received no earlier than the 90th day prior to such annual meeting and no later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day of public announcement of the meeting date. Such matters when submitted must be in full compliance with applicable law and the Company’s Amended and Restated Bylaws. The chairman of the meeting may refuse to acknowledge or introduce any such matter if notice of the matter is not received within the applicable deadlines or does not comply with the Company’s Amended and Restated Bylaws. If a shareholder does not meet these deadlines or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the meeting.

Diversified Energy Company	53	2026 Proxy Statement

DIVERSIFIED ENERGY COMPANY
1600 CORPORATE DRIVE
BIRMINGHAM, ALABAMA 35242

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT on May 5, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DEC2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT on May 5, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by no later than 11:59 a.m. EDT on May 5, 2026.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V90349-P48675

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIVERSIFIED ENERGY COMPANY

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1:

1. Election of Directors

	For	Against	Abstain
1a. David E. Johnson	☐	☐	☐
1b. Robert Russell Hutson, Jr.	☐	☐	☐
1c. Kathryn Z. Klaber	☐	☐	☐
1d. Martin K. Thomas	☐	☐	☐
1e. David J. Turner, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3:

	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. To approve, on a non-binding advisory basis, the Company’s compensation of its Named Executive Officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following Proposal:

	1 Year	2 Years	3 Years	Abstain
4. To approve, on a non-binding advisory basis, the frequency of future advisory votes on the Company’s Named Executive Officer compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date